                                                                EXHIBIT 10(r)(i)



                                                                  EXECUTION COPY




================================================================================


                     TRANSFER AND ADMINISTRATION AGREEMENT


                                     among


                        ENTERPRISE FUNDING CORPORATION,

                                   as Company

                                      and

                                LCI SPC I, INC.

                                 as Transferor

                                      and

                        LCI INTERNATIONAL TELECOM CORP.

                        as the initial Collection Agent

                                      and

                               NATIONSBANK, N.A.

                        as Agent and as a Bank Investor

                                      and

                      CERTAIN OTHER FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTIES HERETO

                               as Bank Investors


                          Dated as of August 29, 1996


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
                               TABLE OF CONTENTS

SECTION                                                                                                               PAGE
                                                              ARTICLE I

                                                             DEFINITIONS

         SECTION 1.1.       Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
         SECTION 1.2.       Other Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
         SECTION 1.3.       Computation of Time Periods.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43

                                                            ARTICLE II

                                                    PURCHASES AND SETTLEMENTS

         SECTION 2.1.       Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
         SECTION 2.2.       Transfers; Eligible Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
         SECTION 2.3.       Selection of Tranche Periods and Tranche Rates  . . . . . . . . . . . . . . . . . . . .     48
         SECTION 2.4.       Discount, Fees and Other Costs and Expenses . . . . . . . . . . . . . . . . . . . . . .     51
         SECTION 2.5.       Non-Liquidation Settlement and Reinvestment Procedures; Equalization
                            Account and LEC True-Up Reserve Account . . . . . . . . . . . . . . . . . . . . . . . .     51
         SECTION 2.6.       Liquidation Settlement Procedures; Escrow Account . . . . . . . . . . . . . . . . . . .     54
         SECTION 2.7.       Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
         SECTION 2.8.       Protection of Ownership Interest of the Company and the Bank Investors  . . . . . . . .     57
         SECTION 2.9.       Deemed Collections; Application of Payments . . . . . . . . . . . . . . . . . . . . . .     59
         SECTION 2.10.      Payments and Computations, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
         SECTION 2.11.      Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
         SECTION 2.12.      Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     61
         SECTION 2.13.      Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     61
         SECTION 2.14.      Right of Setoff.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     62

                                                             ARTICLE III

                                                    REPRESENTATIONS AND WARRANTIES

         SECTION 3.1.       Representations and Warranties of the Transferor. . . . . . . . . . . . . . . . . . . .     62
         SECTION 3.2.       Reaffirmation of Representations and Warranties by the Transferor . . . . . . . . . . .     70

                                                              ARTICLE IV

                                                         CONDITIONS PRECEDENT
         SECTION 4.1.       Conditions to Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     70





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
                                                              ARTICLE V

                                                              COVENANTS

         SECTION 5.1.       Affirmative Covenants of Transferor.  . . . . . . . . . . . . . . . . . . . . . . . . .     74
         SECTION 5.2.       Negative Covenants of the Transferor  . . . . . . . . . . . . . . . . . . . . . . . . .     83

                                                              ARTICLE VI

                                                    ADMINISTRATION AND COLLECTIONS

         SECTION 6.1.       Appointment of Collection Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .     89
         SECTION 6.2.       Duties of Collection Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     90
         SECTION 6.3.       Rights After Designation of New Collection Agent  . . . . . . . . . . . . . . . . . . .     92
         SECTION 6.4.       Collection Agent Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93
         SECTION 6.5.       Responsibilities of the Transferor and the Sellers  . . . . . . . . . . . . . . . . . .     95

                                                             ARTICLE VII

                                                          TERMINATION EVENTS

         SECTION 7.1.       Termination Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     95
         SECTION 7.2.       Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     99

                                                             ARTICLE VIII

                                              INDEMNIFICATION; EXPENSES; RELATED MATTERS

         SECTION 8.1.       Indemnities by the Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     99
         SECTION 8.2.       Indemnity for Taxes, Reserves and
                            Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    104
         SECTION 8.3.       Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    107
         SECTION 8.4.       Other Costs, Expenses and Related
                            Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    109
         SECTION 8.5.       Reconveyance Under Certain
                            Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    110

                                                              ARTICLE IX

                                                      THE AGENT; BANK COMMITMENT

         SECTION 9.1.       Authorization and Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    111
         SECTION 9.2.       Agent's Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    112
         SECTION 9.3.       Credit Decision.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    113
         SECTION 9.4.       Indemnification of the Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    113
         SECTION 9.5.       Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    114
         SECTION 9.6.       Payments by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    114
         SECTION 9.7.       Bank Commitment; Assignment to
                            Bank Investors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    115

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
                                                              ARTICLE X

                                                            MISCELLANEOUS

         SECTION 10.1.      Term of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    119
         SECTION 10.2.      Waivers; Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    120
         SECTION 10.3.      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    120
         SECTION 10.4.      GOVERNING LAW; SUBMISSION TO
                            JURISDICTION; WAIVER OF JURY TRIAL; INTEGRATION . . . . . . . . . . . . . . . . . . . .    123
         SECTION 10.5.      Counterparts; Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    124
         SECTION 10.6.      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    124
         SECTION 10.7.      Waiver of Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    124
         SECTION 10.8.      Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    125
         SECTION 10.9.      No Bankruptcy Petition Against the Company  . . . . . . . . . . . . . . . . . . . . . .    126
         SECTION 10.10.     No Recourse Against Stockholders, Officers or Directors . . . . . . . . . . . . . . . .    126
         SECTION 10.11.     Characterization of the Transactions Contemplated by the Agreement  . . . . . . . . . .    126

         ANNEX I                DESCRIPTION

         Annex I            --  Financial Covenant Termination Events and Definitions

         EXHIBITS               DESCRIPTION

         Exhibit A          --  Contract and Tariff Term Restrictions
         Exhibit B          --  Credit and Collection Policies
         Exhibit C          --  Lock-Box Banks; Lock-Box Accounts; Lock-Box Numbers
         Exhibit D          --  Form of Lock-Box Agreement
         Exhibit E-1        --  Form of Investor Report
         Exhibit E-2        --  Form of Interim Report
         Exhibit F          --  Form of Assignment and Assumption Agreement
         Exhibit G          --  Litigation Matters
         Exhibit H          --  Addresses and Locations of Books and Records of the Transferor and Sellers;
                                Taxpayer Identification Numbers
         Exhibit I          --  Tradenames of Transferor and Sellers
         Exhibit J-1        --  Matters for inclusion in opinion of counsel to Parent, Transferor and the Sellers (general corporate and UCC matters)
         Exhibit J-2        --  Matters for inclusion in opinion of counsel to Transferor and Sellers (true sale and non-consolidation)
         Exhibit K-1        --  Form of Secretary's Certificate (Transferor)
         Exhibit K-2        --  Form of Secretary's Certificate (Sellers)
         Exhibit K-3        --  Form of Secretary's Certificate (Parent)
         Exhibit L          --  ERISA Matters
         Exhibit M-1        --  Form of Officer's Certificate (pro-forma balance sheet)
         Exhibit M-2        --  Form of Officer's Certificate (representations and warranties - Seller)
         Exhibit M-3        --  Form of Officer's Certificate (representations and warranties - Parent)
         Exhibit N          --  [Reserved]
         Exhibit O-1        --  Form of Billing Agent Attornment Agreement
         Exhibit O-2        --  Billing Agent Agreements
         Exhibit P-1        --  Form of Computer Software or Equipment License Attornment Agreement
         Exhibit P-2        --  Computer Software or Equipment License Agreements
         Exhibit Q          --  Qualified LEC Agreements
         Exhibit R          --  Form of PAR Statements
         Exhibit S          --  Form of UCC 9-318 Notice
         Exhibit T          --  Permitted Unblocked Accounts; Maximum Transmission Times for Funds on Deposit in Permitted Unblocked
                                Accounts

                     TRANSFER AND ADMINISTRATION AGREEMENT


         TRANSFER AND ADMINISTRATION AGREEMENT (this "Agreement"), dated as of August 29, 1996, by and among LCI SPC I, INC., a Delaware corporation, as transferor (in such capacity, the "Transferor"), LCI INTERNATIONAL TELECOM CORP., a Delaware corporation, as the initial collection agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor, and those other financial institutions from time to time parties hereto as Bank Investors.


                             PRELIMINARY STATEMENTS


         WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and the Company may desire to, and the Bank Investors, if requested, shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

         SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Activation Date" means the date upon which the Transferor elects to utilize the Inactive Commitment to increase the Maximum Net Investment in accordance with Section 2.2(d).

         "Activation Termination Date" means the earlier to occur of the Termination Date and the date occurring on the one year anniversary of the date of this Agreement.

         "Active Commitment" means, at any time with respect to any Bank Investor, such Bank Investor's Pro Rata Share of the Maximum Net Investment at such time.

         "Administration Fee" means the fee payable by the Transferor to the Agent, solely for the benefit of the Company, pursuant to Section 2.7, which fee shall be equal to the product of (a) the per annum rate set forth in the Fee Letter and (b) the average daily Maximum Net Investment during the period for which such fee is owing.

         "Administrative Agent" means NationsBank, N.A., as administrative agent.

         "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties), except that with respect to any Qualified LEC Receivables, any rights of any LEC therein pursuant to the applicable LEC Agreement and/or any applicable Tariffs relating thereto shall not constitute an Adverse Claim.

         "Affected Assets" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

         "Affiliated Entity" means the Parent, the Transferor, any of the Sellers, any of the foregoing's Subsidiaries or any Affiliate of any of the foregoing or, in each case, any designee or agent of any of the foregoing.

         "Agent" means NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to
Article IX.

         "Aggregate LEC Reduction Amount" means, at any time, the sum of the LEC Reduction Amounts for all of the LECs at such time.

         "Aggregate Unpaids" means, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Company, the Bank Investors, the Agent or the Collection Agent (if other than an Affiliated Entity) at such time.

         "Applicable Initial LEC Receivable Cut-Off Date" means, with respect to each Qualified LEC Agreement, the last day of the most recent period covered by a PAR Statement in respect of which any Associated LEC Payments under such PAR Statement have been made by the applicable LEC to the applicable Seller parties to such LEC Agreement.

         "Arrangement Fee" means the fee payable by the Transferor to the Administrative Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

         "Assignment Amount" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time and (ii) such Bank Investor's unused Commitment.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit F attached hereto.

         "Associated LEC Payments" means, with respect to any Qualified LEC Receivable transmitted, transferred or otherwise remitted to a LEC for billing and collection, all payments required to be made by the LEC to the applicable Seller for such LEC Receivable pursuant to the applicable LEC Agreement.

         "Average Collection Period" means, at any time, the weighted average of the LEC Average Collection Period and the Direct Billed Average Collection Period (as determined by reference to the respective Outstanding Balances of the Direct Billed Receivables and the Qualified LEC Receivables).

         "Bank Investors" means NationsBank, N.A., any other financial institution that becomes a Bank Investor pursuant to an Assignment and Assumption Agreement, and any of the foregoing's respective successors and assigns.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

         "Base Rate" or "BR" means, a rate per annum equal to the greater of
(i) the prime rate of interest announced by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider (or NationsBank, as applicable)) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from three Federal funds brokers of recognized standing selected by it.

         "Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor, any of the Sellers, the Parent or any ERISA Affiliate of the Transferor, any of the Sellers or the Parent is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

         "Billing Agent" means any Person performing billing services with respect to the Receivables for any of the Sellers or the Transferor, pursuant to which arrangement the Collections of such Receivables continue to be remitted to the applicable Seller or the Transferor, as applicable, and not to the Billing Agent.

         "Business Day" means any day excluding Saturday, Sunday and any day on which banks in New York, New York or Charlotte, North Carolina are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

         "BR Tranche" means a Tranche as to which Discount is calculated at the Base Rate.

         "BR Tranche Period" means, with respect to a BR Tranche, either (i) prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Company, NationsBank on behalf of the Liquidity Provider, or the Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company, NationsBank or the Agent, as the case may be, or (ii) after the Termination Date, a period of one day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

         "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Certificate of Designation" means the Certificate of Designation for the Existing Preferred Stock, as in effect on June 6, 1995.

         "Change of Control" means, with respect to the Parent, (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities and Exchange Act of 1934 (as amended, the "Exchange Act")), other than Warburg, Pincus Capital Company, L.P. or its Affiliates, shall obtain ownership or control in one or more series of transactions of more than fifty percent (50%) of the common stock or fifty percent (50%) of the voting power of the Parent entitled to vote in the election of members of the board of directors of the Parent or (ii) there shall have occurred under any indenture or other instrument evidencing Indebtedness of the Parent in excess of $5,000,000 or under the Certificate of Designation any "change of control" (as defined in such indenture or other evidence of such Indebtedness or such certificate) obligating the Parent to repurchase, redeem or repay all or any part of such Indebtedness or capital stock provided for therein.

         "Closing Date" means August 29, 1996.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Agent" means NationsBank, N.A., as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

         "Collection Account" means the account established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to Section 2.12.

         "Collection Agent" means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect the Receivables.

         "Collection Agent Default" has the meaning specified in Section 6.4 hereof.

         "Collections" means (a) with respect to any Receivable, all cash collections and other cash proceeds of such Receivable and the Related Security with respect thereto, including, without limitation, all Associated LEC Payments and all Finance Charges, if any and (b) all interest and other investment proceeds (net of losses and investment expenses) on funds on deposit in the Escrow Account as a result of the investment thereof pursuant to Section 2.6(b).

         "Commercial Contract" means an agreement or invoice pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or leased or services rendered.

         "Commercial Paper" means the promissory notes of the Company issued by the Company in the commercial paper market.

         "Commitment" means for each Bank Investor, the commitment of such Bank Investor to make or participate in acquisitions from the Transferor, the Company and/or the

Liquidity Provider in accordance herewith and/or the Liquidity Provider Agreement in an aggregate amount not to exceed the dollar amount set forth either (i) opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment" or (ii) in the most recent Assignment and Assumption Agreement to which such Bank Investor is a party, in either case, as the same may be reduced from time to time pursuant to Section 2.2(d)(ii); provided; however, that from and after the Termination Date, such Bank Investor's Commitment shall be equal to the aggregate outstanding principal balance of its interest in the Net Investment hereunder and its participation interest in the "Bank's Related Aggregate Investment" under (and as such term is defined in) the Liquidity Provider Agreement with respect to this Agreement.

         "Company" means Enterprise Funding Corporation, and its successors and assigns.

         "Concentration Factor" means, on any date of determination, two percent (2%) of the Net Investment on such date; provided, however, that (i) with respect to any Designated Obligor and its affiliates whose long term unsecured debt obligations are rated at least "A1" by Moody's and at least "A+" by Standard & Poor's and with respect to which rating neither Moody's nor Standard & Poor's shall have made a public announcement anticipating a downgrading of such Designated Obligor's long term unsecured debt obligations to a rating less than the aforementioned ratings ("A1/A+ Rated Obligors"), such amount shall be equal to five percent (5%) of the Net Investment on such date;
(ii) with respect to any Special Obligors, such amount shall be equal to such other amounts or percentages of the Net Investment as shall be determined by the Agent in the reasonable exercise of its good faith judgment and disclosed in a written notice delivered to the Transferor.

         "Contract" means either a Commercial Contract or a Tariff; for purposes of this Agreement the term "Contract" shall not include any LEC Agreements.

         "Coverage Percentage" means the fraction (expressed as a percentage) computed at any time of determination as follows:

                 NI + DBLR + DBDLR + DR + SFR + LTR + LDR + LWR
                 ----------------------------------------------
                                   NRB + EAB
where:

NI    =  the Net Investment at the time of such computation;

DBLR  =  the Direct Billed Loss Reserve at the time of such computation;

DBDLR=      the Direct Billed Dilution Reserve at the time of such computation;

DR   =      the Discount Reserve at the time of such computation;

SFR  =      the Servicing Fee Reserve at the time of such computation;

LTR  =      the LEC True-Up Reserve at the time of such computation;

LDR  =      the LEC Dilution Reserve at the time of such computation;

LWR  =      the LEC Withholding Reserve at the time of such computation;

NRB  =      the Net Receivables Balance at the time of such computation; and

EAB  =      the balance of the Equalization Account at the time of such computation.

            The Coverage Percentage shall be calculated by the Collection Agent on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Collection Agent shall recompute the Coverage Percentage at the time of each Incremental Transfer pursuant to Section 2.2(a) and as of the close of business on each Business Day and report such recomputations for the last day of each month (or such other date as shall be directed by the Agent pursuant to the following proviso) to the Agent in the Investor Report and as otherwise requested by the Agent; provided, that the Agent shall not request any such additional recomputations other than after the occurrence and during the continuance of a Termination Event. The Coverage Percentage shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising or any reinvestment Transfer made pursuant to Section 2.2(b) and 2.5(a) during any period between computations of the Coverage Percentage.

            "CP Rate" means, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by the Company, provided, however, that if the rate (or rates) as agreed between any such agent or dealer and the Company is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Company's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

            "CP Tranche" means a Tranche as to which Discount is calculated at a CP Rate.

            "CP Tranche Period" means, with respect to a CP Tranche, a period of days not to exceed ninety (90) days commencing on a Business Day requested by the Transferor and agreed to by the Company pursuant to Section 2.3. If a CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

            "Credit and Collection Policy" shall mean with respect to any of the Sellers, the credit and collection policies and practices of such Seller attached hereto as Exhibit B relating to Contracts and Receivables originated by such Seller, as the same may be modified from time to time in compliance with Section 5.2(c), and "Credit and Collection Policies" means, collectively, the Credit and Collection Policies of each of the Sellers.

            "Credit Support Agreement" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

            "Credit Support Provider" means the Person or Persons who provides credit support to the Company in connection with the issuance by the Company of Commercial Paper.

            "Customer Statement" means, for any Direct Billed Receivable, the invoice, monthly statement or other document or notice stating that the amount described therein is due upon the Obligor's receipt thereof or at such time as is otherwise set forth therein.

            "Dealer Fee" means the fee payable by the Transferor to the Collateral Agent, pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

            "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) hereof.

            "Defaulted Receivable" means a Receivable: (i) as to which, if it is a Direct Billed Receivable, any payment, or any part thereof, remains unpaid for more than 120 days from the original invoice date for such Receivable; provided, however, that for any period prior to the time that the Sellers commenced tracking defaults on such basis, a "Defaulted Receivable" shall mean a Receivable as to which any payment, or any part thereof, remains unpaid for more than 90 days from the original invoice date for such Receivable; (ii) as to which, if it is a Qualified LEC Receivable, any Associated LEC Payment owing with respect thereto (as determined by reference to the applicable PAR Statement covering such LEC Receivable), or any part thereof, remains unpaid for more than 90 days from the Transmission Date of such Receivable; (iii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iv) which has been identified by the Transferor, the Seller originating such Receivable, the Collection Agent or any applicable LEC responsible for the billing and collection thereof as uncollectible or with respect to which the telephone service to the Obligor of such Receivable has been terminated or suspended for non-payment by such Seller or such LEC; or (v) which, consistent with the Credit and Collection Policy of the applicable Seller and/or the applicable LEC Agreement (and the Tariffs relating thereto) between the applicable Seller and the LEC responsible for the billing and collection thereof, has been or should have been written off as uncollectible.

            "Delinquent Receivable" means a Receivable: (i) as to which, if it is a Direct Billed Receivable, any payment, or any part thereof, remains unpaid for more than sixty (60) days from the original invoice date for such Receivable or (ii) as to which, if it is a Qualified LEC Receivable, any Associated LEC Payment owing with respect thereto (as determined by reference to the applicable PAR Statement covering such LEC Receivable), or any part thereof, remains unpaid for more than 60 days from the Transmission Date of such Receivable and (iii) in either case, which is not a Defaulted Receivable.

            "Designated Obligor" means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from the Agent delivered at any time.

            "Diluted Receivable" means that portion of any Receivable that has been reduced as a result of any Dilution Factor.

            "Dilution" means the reduction or cancellation of all or any portion of a Receivable as a result of any Dilution Factor.

            "Dilution Factor" has the meaning assigned to such term in the definition of "Direct Billed Dilution Ratio" and "LEC Dilution Ratio".

            "Direct Billed Allocation Percentage" means a fraction (expressed as a percentage as calculated on the Investor Report most recently delivered) the numerator of which shall be the aggregate Outstanding Balance of all Direct Billed Receivables as of the last Business Day of the month covered by such Investor Report (or, in the case of the initial period after the Closing Date until delivery of the First Investor Report, as of the Closing Date) and the denominator of which is the aggregate Outstanding Balance of all Receivables on such date.

            "Direct Billed Average Collection Period" means, at any time, a period of days equal to the product of (i) a fraction the numerator of which shall be the amount set forth in the most recent Investor Report as the "Beginning Balance" of the Direct Billed Receivables and the denominator of which shall be the Collections of Direct Billed Receivables as set forth in the most recent Investor Report and (ii) thirty (30).

            "Direct Billed Delinquency Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance as of such date of all Direct Billed Receivables in respect of which any payment (or part thereof) shall be outstanding more than sixty (60) days but less than ninety-one (91) days after the original billing date therefor by (ii) the aggregate Outstanding Balance of all Direct Billed Receivables (other than those in respect of which any payment (or any part thereof) shall be outstanding ninety-one days or more after the original billing date therefor) as of such date.

            "Direct Billed Dilution Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the sum of the aggregate amounts, if any, by which all Direct Billed Receivables are reduced or cancelled during such month as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, other dilutive factors, and any other billing or other adjustment provided to any Obligors in respect of their Direct Billed Receivables, including, without limitation, (x) any reductions for improper billing and (y) any reductions to, re-ratings of, or other adjustments to, any previously reported Unbilled Toll for any reason whatsoever (in each case, whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction) by the applicable Seller, the Transferor or the Collection Agent (the foregoing, together with the "Dilution Factors" defined in the definition of LEC Dilution Ratio, being referred to collectively as "Dilution Factors" and each individually as a "Dilution Factor") by (ii) the aggregate Outstanding Balance of all Direct Billed Receivables which were billed, and all Unbilled Toll which arose but which was not billed, in each case, during the month occurring two months prior to the month for which such ratio is being calculated (i.e., for the calculation of the July Direct Billed Dilution Ratio, the relevant Direct Billed Receivables and Unbilled Toll would be those billed or arising, respectively, during the month of May); provided, however, that the Direct Billed Dilution Ratio shall in no event ever be less than seven percent (7%).

            "Direct Billed Dilution Reserve" means, at any time, an amount equal to the sum of (a) product of (i) 1.5, (ii) the highest Direct Billed Dilution Ratio as of the last day of any of the preceding 12 calendar months and (iii) the product of (x) the Direct Billed Allocation Percentage at such time and (y) the sum of the Net Investment, the Discount Reserve and the Servicing Fee Reserve, plus (b) the product of (i) 1.5, (ii) the highest Direct Billed Dilution Ratio as of the last day of any of the preceding 12 calendar months and (iii) the Direct Billed Loss Reserve, in each case at such time.

            "Direct Billed Loss Percentage" means on any day, as calculated in the most recent Investor Report, the greatest of (i) three and one-half (3.5) times the average of the two highest Direct Billed Loss-to-Liquidation Ratios for any two consecutive months during the twelve (12) calendar months ending prior to the date of such Investor Report, (ii) four (4) times the highest percentage used to determine the Concentration Factor of all Designated Obligors (other than A1/A+ Rated Obligors (as such term is defined in, and as such percentage is set forth in clause (i) of, the definition of "Concentration Factor") or Special Obligors) and (iii) fifteen percent (15%).

            "Direct Billed Loss Reserve" means, on any day, an amount equal to:

                [DBLP x DBAP x (NI + DR + SFR)] + [DBLP x DBDLR]

where:

DBLP = the Direct Billed Loss Percentage at the close of business of the Collection Agent on such day;

DBAP =     the Direct Billed Allocation Percentage as of such date;

NI   =     the Net Investment at the close of business of the Collection Agent on such day;

DBDLR= the Direct Billed Dilution Reserve at the close of business of the Collection Agent on such day;

DR   =     the Discount Reserve at the close of business of the Collection
           Agent on such day; and

SFR  =     the Servicing Fee Reserve at the close of business of the Collection
           Agent on such day.

Notwithstanding the foregoing, the Direct Billed Loss Reserve shall at all times be at least equal to $15,000,000.

           "Direct Billed Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing
(i) the aggregate Outstanding Balance of all Direct Billed Receivables which became Defaulted Receivables during such calendar month, by (ii) the aggregate amount of Collections of the Direct Billed Receivables received by the Collection Agent during such calendar month.

           "Direct Billed Receivable" means, either a Private Line Receivable or a Switched Services Receivable, which in either case, is not covered by or subject to a LEC Agreement, and "Direct Billed Receivables" means all such Private Line Receivables and Switched Services Receivables, collectively.

           "Discount" means, with respect to any Tranche Period:

                                 TR x TNI x AD
                                 -------------
                                      360

where:

TR  =      the Tranche Rate applicable to such Tranche Period;

TNI  =     the portion of the Net Investment allocated to such Tranche Period;
           and

AD  =      the actual number of days during such Tranche Period;

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

           "Discount Reserve" means, at any time, an amount equal to:

                                    TD + LY

where:

TD  =      the sum of the accrued and unpaid Discount for all Tranche Periods;
           and

LY  =      the Liquidation Yield

           "Early Collection Fee" means, for any Tranche Period (such Tranche Period to be determined without regard to the last sentence in Section 2.3(a) hereof) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever (other than as the result of the occurrence of a Non-Fee Termination Event pursuant to Section 7.2(a)), the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

           "Eligible Investments" means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

           "Eligible Qualified LEC Receivable" means, at any time, a Qualified LEC Receivable (i) that is subject to a Qualified LEC Agreement which has not been terminated by any party thereto and is otherwise in full force and effect, except that if such

Qualified LEC Agreement is terminated by the applicable Seller party thereto but such termination does not, in the commercially reasonable determination of the Agent, adversely affect any Qualified LEC Receivable that was outstanding on the date of such termination, then any such outstanding Qualified LEC Receivable would continue to satisfy this clause (i), (ii) that is subject to a LEC Agreement which has not been amended, supplemented or otherwise modified, without the prior consent of the Majority Investors, in any manner which adversely affects the collectibility of the Receivables covered thereby, and
(iii) that is subject to a Qualified LEC Agreement with respect to which the LEC party thereto (a) has received (and has not rejected or repudiated) a notice in the form of Exhibit S hereto (or otherwise acceptable to the Agent) given pursuant to Section 9-318 of the UCC, (b) has a long-term unsecured debt rating of at least "BBB" by S&P and "Baa2" by Moody's, (c) is not subject to any Event of Bankruptcy and (d) has not breached or otherwise failed to perform (or has remedied any such prior breach or failure of) any of the material terms and provisions of such agreement which it is required to perform thereunder or filed any Tariff (or any amendment to any Tariff) with any Official Body, which such breach or Tariff (or any such amendment) could reasonably be expected to adversely affect (x) the ability of the Transferor or any of the Sellers to perform its obligations hereunder, (y) the collectibility of the LEC Receivables covered thereunder (or the Associated LEC Payments in respect thereof) or (z) affect the interest of the Agent, the Company and/or the Bank Investors in the Receivables and/or the Related Security.

           "Eligible Receivable" means, at any time, any Receivable:

                  (i) which has been originated by a Seller, sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement and to which the Transferor has good title thereto, free and clear of all Adverse Claims;

                  (ii) which (together with the Collections and Related Security related thereto) has been the subject of either a valid transfer and assignment from the Transferor to the Agent, on behalf of the Company and the Bank Investors, of all of the Transferor's right, title and interest therein or the grant to the Agent, on behalf of the Company and the Bank Investors, of a first priority perfected security interest in all of the Transferor's right, title and interest therein (and, in either case, in the Collections and Related Security related thereto), effective until the termination of this Agreement;

                   (iii) the Obligor of which is not an Affiliate of any of the parties hereto;

                    (iv) which is not a Defaulted Receivable at the time of the initial creation hereunder of an interest therein;

                     (v) which is not a Delinquent Receivable at the time of the initial creation hereunder of an interest therein;

                    (vi) which, (A) arises pursuant to a Contract or Tariff which does not violate any of the restrictions set forth on Exhibit A hereto, and, in either case, with respect to which the applicable Seller and the Transferor have each performed all obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder;
    (B) which, if such Receivable is a Direct Billed Receivable, has either (x) been billed by the applicable Seller's or its Billing Agent's mailing of a Customer Statement to the Obligor thereof or (y) constitutes Eligible Unbilled Toll; and (C) according to the Contract or the Customer Statement related thereto, is required to be paid in full within no more than 30 days after the original billing date therefor; provided, that any Receivable arising under a Contract or Customer Statement which does not require payment thereof for any number of days in excess of thirty (30) but not greater than sixty (60), in each case, after the original billing date therefor shall not be deemed to be ineligible pursuant to this clause (vi) to the extent that the Outstanding Balance thereof, when aggregated with the Outstanding Balance of all such other Eligible Receivables of the type described in this proviso, would not exceed $2,000,000;

                   (vii) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

                  (viii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of
    Section 3(a)(3) of the Securities Act of 1933, as amended;

                    (ix) which is an "account" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

                     (x) which is denominated and payable only in United States dollars in the United States;


                    (xi) which, arises under a Contract that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense; provided, however, that only such portion of such Receivable which is the subject of such litigation, dispute, offset, counterclaim or other defense shall be deemed ineligible pursuant to this clause (xi);

                   (xii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                  (xiii) which (A) satisfies all applicable requirements of the Credit and Collection Policy of the applicable Seller, (B) is assignable without the consent of, or notice to, the Obligor thereunder, and (C) complies with such other criteria and requirements as the Agent may from time to time specify to the Transferor following five days' notice;

                   (xiv) which was generated from the sale or lease of goods, merchandise or inventory of, or the provision of services by, the applicable Seller in the ordinary course of such Seller's business;

                    (xv) the Obligor of which has been directed to remit payments thereon directly to either (a) a Lock-Box or Lock-Box Account in respect of which there shall be a Lock-Box Agreement in effect or (b) to the extent permitted pursuant to Section 2.8(b) and 5.1(h), to a Permitted Unblocked Account or a Lock-Box Relating to any such account;

                   (xvi) as to which the Agent has not notified the Transferor that such Receivable or class of Receivables is not acceptable for purchase hereunder;

                   (xvii) the assignment of which under the Receivables Purchase Agreement by the applicable Seller and hereunder by the Transferor does not violate, conflict or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance;

                  (xviii) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); provided, however, that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (xviii);

                    (xix) which, if such Receivable is a Qualified LEC Receivable, is an Eligible Qualified LEC Receivable; and

                  (xx) which, if subject to a Billing Agent Agreement, a Billing Agent attornment agreement substantially in the form of Exhibit O-1 executed by the applicable Billing Agent shall have been delivered to the Agent with respect thereto.

                  "Eligible Unbilled Toll" means Unbilled Toll in respect of which no more than 10 calendar days has elapsed since the cut-off date of the billing cycle for the Obligor thereon.

                  "Equalization Account" means the account established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to
Section 2.5(b).

                  "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or other Official Bodies, relating to the protection of human health or the environmental, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et. seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 331 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et. seq.), the Clean Air Act (42 U.S. Section 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Safe Drinking Water Act (42 U.S.C. Section 300, et. seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the rules and regulations promulgated under each of these statutes, each as amended or modified from time to time.

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

                  "Escrow Account" shall have the meaning specified in Section 2.6(b).

                  "Escrow Amount" shall mean, on any day during the Escrow Period, the amount equal to the excess, if any, of (a) the product of (i) the Percentage Factor (as calculated on the Termination Date) times (ii) Collections received on such day, over (b) the product of (i) the Fixed Allocation Percentage times (ii) Collections received on such day.

                  "Escrow Payment" shall mean (1) as of the last day of any Tranche Period occurring during the Escrow Period, to the extent funds are then available therefor in the Escrow Account, an amount equal to the sum of (i) the aggregate Outstanding Balance of all Receivables that became Delinquent Receivables, Defaulted Receivables or Diluted Receivables during the period (so long as such period ended after the Termination Date) covered by the most recent Investor Report (as such amount is set forth in such Investor Report) and (ii) with respect to any earlier periods covered by earlier Investor Reports (but only to the extent such months ended on or after the Termination
Date), the aggregate Outstanding Balance of all Receivables that became Delinquent Receivables, Defaulted Receivables or Diluted Receivables during such earlier periods but for which funds from the Escrow Account have not yet been applied in accordance with Section 2.6(a), and (2) as of the last day of any Tranche Period occurring after the Escrow Period Termination Date, the lesser of (i) the unpaid portion of the Net Investment allocated to any such Tranche (after taking account of any other Collections to be allocated to the payment thereof on such date) and (ii) the balance of the Escrow Account on such date.

                  "Escrow Period" means the period commencing on the Termination Date and ending on Escrow Period Termination Date.

                  "Escrow Period Termination Date" means March 31, 1997.

                  "Estimated Maturity Period" shall mean, at any time, the period, rounded upward to the nearest whole number of days, equal to the weighted average number of days until due of the Receivables as calculated by the Collection Agent in good faith and set forth in the most recent Investor Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category, (as set forth in the Investor Report) will be paid on the last day of such aging category and (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of any Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the objective requirements of the applicable Seller's Credit and Collection Policy and normal accounting practices applied on a basis consistent with those reflected in such Seller's financial statements, provided, however, that if the Agent, the Company or any of the Bank Investors shall reasonably disagree with any such calculation, the Agent may recalculate the Estimated Maturity Period, and such recalculation, in the absence of manifest error, shall be conclusive.

                  "Eurodollar Rate" means, with respect to any Eurodollar Tranche Period, a per annum rate which is equal to the sum of (A) .65%, (B) the rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to NationsBank during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) and (C) the net annual assessment rate (calculated as a daily rate and rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by NationsBank for determining the current annual assessment payable by NationsBank to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

                  "Eurodollar Tranche" means a Tranche as to which Discount is calculated at the Eurodollar Rate.

                  "Eurodollar Tranche Period" means, with respect to a Eurodollar Tranche, prior to the Termination Date, a period of one, two or three months commencing on a Business Day requested by the Transferor and agreed to by the Company, NationsBank or the Agent, as applicable; provided, however, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) if any Eurodollar Tranche commences on the last Business Day of any month or on a Business Day for which there is no numerically corresponding day in the subsequent month in which such Eurodollar Tranche Period is to end, such Eurodollar Tranche Period shall expire on the last Business Day of such subsequent month.

                  "Event of Bankruptcy" means, with respect to any Person, (i) such Person (a) shall generally not pay its debts as such debts become due or
(b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and, with respect to any such proceeding instituted against such Person, such proceeding shall remain unvacated or unstayed for sixty (60) days after being so instituted or any of the relief sought in any such proceeding shall be granted, or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

                  "Excluded Taxes" shall have the meaning specified in Section
8.3 hereof.

                  "Existing Preferred Stock" means the 5% Cumulative Convertible Exchangeable Preferred Stock of the Parent as described in the Certificate of Designation.

                  "External Credit" means any reduction of the Outstanding Balance of any Qualified LEC Receivable granted by a LEC in connection with a customer dispute or billing error or discrepancy relating to such Qualified LEC Receivable, whether such reduction shall be effected by the granting of credit against such Receivable or by the issuance of a check or other payment in respect of (and as payment for) such reduction.

                  "Facility Fee" means the fee payable by the Transferor to the Agent pursuant to Section 2.7(b) hereof, which fee shall be equal to:

                  (a) with respect to any period (or portion thereof) prior to the occurrence of either the Activation Date or the Activation Termination Date, the sum of (1) the product of (x) the per annum rate set forth in the Fee Letter and (y) the average daily amount by which (i) the aggregate Active Commitments of all of the Bank Investors exceeds (ii) the aggregate outstanding principal balance of all fundings made by the Bank Investors in respect of their respective Commitments hereunder and/or under the Liquidity Provider Agreement with respect to the TAA, in each case, during such period (or portion thereof) for which such fee is owing, plus
    (2) the product of (x) the per annum rate set forth in the Fee Letter and
    (y) the average daily Inactive Commitment during such period (or portion thereof); and

                  (b) with respect to any period (or portion thereof) after the occurrence of either the Activation Date or the Activation Termination Date, the product of (x) per annum rate set forth in the Fee Letter and (y) the average daily amount by which (i) the aggregate Commitments of all of the Bank Investors exceeds (ii) the aggregate outstanding principal balance of all fundings made by the Bank Investors in respect of their respective Commitments hereunder and/or under the Liquidity Provider Agreement with respect to the TAA, in each case, during such period (or portion thereof) for which such fee is owing.

                  "FCC" means the Federal Communications Commission or any successor Official Body performing the duties thereof.

                  "FCC License" means any long distance telecommunications or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction or operation of Network Facilities or any other long distance telecommunications system.

                  "Fee Letter" means the letter agreement dated the date hereof between the Transferor and the Company with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented from time to time.

                  "Finance Charges" means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

                  "Financial Covenant Termination Event" has the meaning specified in Annex I hereto.

                  "Fiscal Year" means the fiscal year of the Transferor and the Sellers, which fiscal year shall end on December 31st of each calendar year.

                  "Fixed Allocation Percentage" means the fraction (expressed as a percentage) computed as of the Termination Date as follows:

                 NI + DBLR + DBDLR + DR + SFR + LTR + LDR + LWR
                 ----------------------------------------------
                                       TR
where:

NI   =             the Net Investment on such date;

DBLR =             the Direct Billed Loss Reserve on such date;

DBDLR=             the Direct Billed Dilution Reserve on such date;

DR   =             the Discount Reserve on such date;

SFR  =             the Servicing Fee Reserve on such date;

LTR  =             the LEC True-Up Reserve on such date;

LDR  =             the LEC Dilution Reserve on such date;

LWR  =             the LEC Withholding Reserve on such date; and

TR   =             the aggregate Outstanding Balance of all Receivables on such date.

                   "Foreign Receivable" means any Receivable the Obligor of which has a billing address which is not located within the United States of America.

                   "Foreign Receivables Reduction Amount" means at any time, the excess, if any, of (i) the aggregate Outstanding Balance of all Eligible Receivables which are Foreign Receivables at such time over (ii) an amount equal to one percent (1%) of the Net Investment outstanding hereunder at such time.

                   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

                   "Government Receivable" means any Receivable the Obligor of which is a government or an agency, department or instrumentality of a government.

                   "Government Receivables Reduction Amount" means at any time, the excess, if any, of (i) the aggregate Outstanding Balance of all Eligible Receivables which are Government Receivables at such time over (ii) an amount equal to three percent (3%) of the Net Investment outstanding hereunder at such time.

                   "Guaranty" means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

                   "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Official Body, (c) the presence of which require investigation or remediation under any Environmental Law or common law,
(d) the discharge or emission or release of which requires a permit, license or similar instrument or approval under any Environmental Law, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

                   "Inactive Commitment" means $25,000,000, as such amount may be reduced from time to time in accordance with Section 2.2(d); provided, however, that upon the earlier to occur of the Activation Date or the Activation Termination Date, there shall cease to be any Inactive Commitment.

                   "Incremental Transfer" means a Transfer which is made pursuant to Section 2.2(a) hereof.

                   "Indebtedness" means, with respect to any Person such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade,
(iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

                   "Indemnified Amounts" has the meaning specified in Section
8.1 hereof.

                   "Indemnified Parties" has the meaning specified in Section
8.1 hereof.

                   "Interest Component" shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and
(ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions).

                   "Interim Report" means a report, in substantially the form attached hereto as Exhibit E-2 or in such other form as is mutually agreed to by the Transferor and the Agent to be furnished by the Collection Agent pursuant to Section 2.11 hereof.

                   "Intermediate Biller Agreement" means an agreement between a Seller and an unaffiliated entity providing for the transfer of receivables to one or more LECs and the collection by such entity of payments made in respect of such receivables by such LEC or LECs.

                   "Intermediate Biller Receivables" means any receivables covered by or subject to an Intermediate Biller Agreement.

                   "Internal Credit" means any reduction of the Outstanding Balance of any Qualified LEC Receivable granted by a Seller for any reason whatsoever, including, without limitation, a customer dispute or billing error or discrepancy relating to such Qualified LEC Receivable, whether such reduction shall be effected by the granting of credit against such Receivable or by the issuance of a check or other payment in respect of (and as payment for) such reduction.

                   "Investor Allocable Post-Termination Date LEC True-Up Reimbursement Obligations" means, with respect to any Post-

Termination Date LEC True-Up Reimbursement Obligation, the product of the Percentage Factor and such Post-Termination Date LEC True-Up Reimbursement Obligation.

                   "Investor Report" means a report, in substantially the form attached hereto as Exhibit E-1 or in such other form as is mutually agreed to by the Transferor and the Agent to be furnished by the Collection Agent pursuant to Section 2.11 hereof.

                   "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                   "LCI Telecom" means LCI International Telecom Corp., a Delaware corporation.

                   "LEC" means any Person that is engaged in the provision of telephone exchange service or exchange access. Such term does not include a Person engaged in the provision of a commercial mobile service under Section 332(c) of Communications Act of 1934, as amended, and the rules, regulations and published policies of the FCC promulgated thereunder, except to the extent that the FCC finds that such service should be included in the definition of such term.

                   "LEC Agreement" means a written agreement between a Seller and a LEC whereby the LEC has agreed to perform billing and collection services with respect to the receivables identified therein.

                   "LEC Allocation Percentage" means, at any time, the difference (expressed as a percentage) of (x) 1.0 minus (y) the Direct Billed Allocation Percentage.

                   "LEC Average Collection Period" means, at any time, a period of days equal to the product of (i) a fraction the numerator of which shall be the amount set forth in the most recent Investor Report as the "Beginning Balance" of the Qualified LEC Receivables and the denominator of which shall be the Collections of LEC Receivables (including, the Associated LEC Payments) as set forth in the most recent Investor Report and (ii) thirty (30).

                   "LEC Concentration Factor" means, with respect to any LEC that has a long-term unsecured debt rating of at least "A+" by Standard & Poor's and "A1" by Moody's, 15%, and with respect to all other LECs, 10%.

                   "LEC Delinquency Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all

Qualified LEC Receivables that are Delinquent Receivables as of such date by
(ii) the aggregate Outstanding Balance of all Qualified LEC Receivables (other than Defaulted Receivables) as of such date.

                   "LEC Dilution Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month to equal the sum of (x) a fraction (expressed as a percentage), the numerator of which equals the sum (without duplication of any other Dilution Factor referred to in this definition) of the aggregate amount of all Net Rejects, the Net Unbillables and Internal Credits realized during such month, and the denominator of which equals the aggregate Outstanding Balance of all Qualified LEC Receivables transmitted, transferred or otherwise remitted to the applicable LECs during the month immediately preceding the month for which such determination is being made, plus (y) a fraction (expressed as a percentage), the numerator of which equals the aggregate amount of all External Credits (the Net Rejects, the Net Unbillables, the Internal Credits, the External Credits, together with the "Dilution Factors" listed in the definition of Direct Billed Dilution Ratio, being, collectively, the "Dilution Factors") realized during such month, and the denominator of which equals the aggregate Outstanding Balance of all Qualified LEC Receivables transmitted, transferred or otherwise remitted to the applicable LECs during the second month immediately preceding the month for which such determination is being made.

                   "LEC Dilution Reserve" means, at any time, an amount equal to the sum of (x) the product of (i) two (2), (ii) the highest LEC Dilution Ratio as of the last day of any of the preceding twelve (12) calendar months ending prior to such date and (iii) the product of (a) the LEC Allocation Percentage at such time and (b) the sum of the Net Investment, the Discount Reserve and the Servicing Fee Reserve, in each case, at such time, plus (y) the product of (a) two (2), (ii) the highest LEC Dilution Ratio as of the last day of any of the preceding twelve (12) calendar months ending prior to such date, and (iii) the sum of the LEC True-Up Reserve and the LEC Withholding Reserve, in each case, at such time.

                   "LEC Receivable" means any receivable that is covered by or subject to a LEC Agreement, and "LEC Receivables" means all such receivables.

                   "LEC Reduction Amount" means, at any time with respect to any LEC that is a party to a Qualified LEC Agreement, the positive amount, if any, by which the aggregate Outstanding Balance of Eligible Qualified LEC Receivables (whether arising under one or more Qualified LEC Agreements to which such LEC is a party), if any, under such agreement exceeds an amount equal to the product of the LEC Concentration Factor for such LEC and the Net Investment at such time.

                   "LEC True-Up" means, with respect to any period covered by a PAR Statement, any set-off or other reduction applied by a LEC against, or any addition applied by a LEC to, amounts shown on such PAR Statement as otherwise owing by such LEC for the LEC Receivables transmitted, transferred or otherwise remitted to such LEC during such period, which set-offs, other reductions or additions relate to either (x) credit losses (in the case of reductions) or collections (in the case of additions) of LEC Receivables in excess of the estimated levels thereof withheld in connection with the transfer, transmission or other conveyance of such LEC Receivable to such LEC under the applicable LEC Agreement in any prior period or (y) other amounts owed by such Seller to such LEC under the applicable LEC Agreement or any applicable Tariff which amounts became due and payable, but which were not paid, in a prior period.

                   "LEC True-Up Ratio" means a fraction (expressed as a percentage) to be computed as of the last day of each month, the numerator of which is the aggregate dollar amount of all LEC True-Ups under all Qualified LEC Agreements effected during such month, as such amounts shall be set forth on the PAR Statements delivered to the Sellers by the LECs during such month, and the denominator of which shall be the aggregate Outstanding Balance of all LEC Receivables transmitted, transferred or otherwise remitted by the Sellers to the LECs parties to such Qualified LEC Agreements during the month six months prior to the month for which such determination is being made (i.e., for the calculation of the July LEC True-Up Ratio, the relevant LEC Receivables to be used in the denominator of such calculation would be the LEC Receivables transmitted, transferred or otherwise remitted to the LECs during January).

                   "LEC True-Up Reserve" means, at any time, an amount equal to the difference of (x) the sum of (a) the product of (i) eight (8), (ii) the highest LEC True-Up Ratio as of the last day of any of the preceding twelve
(12) calendar months ending immediately prior to such date and (iii) the product of (A) the LEC Allocation Percentage at such time, and (B) the sum of the Net Investment, the Discount Reserve and the Servicing Fee Reserve, in each case, at such time, plus (b) the product of (i) eight (8), (ii) the highest LEC True-Up Ratio as of the last day of any of the preceding twelve (12) calendar months ending immediately prior to such date and (iii) the sum of the LEC Dilution Reserve and the LEC Withholding Reserve, in each case, at such time; minus (y) the balance at such time of the LEC True-Up Reserve Account; provided, however, that the LEC True-Up Reserve shall never be less than $5,000,000.

                   "LEC True-Up Reserve Account" means the account established by the Agent pursuant to Section 2.5(b), for the benefit of the applicable Sellers originating Qualified LEC Receivables, the Company and the Bank Investors.

                   "LEC True-Up Reserve Termination Date Amount" means the amount of the LEC True-Up Reserve as calculated upon the occurrence of the Termination Date.

                   "LEC Withholding Ratio" means, for any month, a fraction (expressed as a percentage) to be computed as of the last day of each month, the numerator of which is the aggregate dollar amount of the portion of all of Qualified LEC Receivables stated to be withheld by all of the applicable LECs during such month in respect of anticipated credit losses on such Receivables transmitted to such LECs (excluding any true-up for actual credit losses), as such amounts shall be set forth on the PAR Statements delivered to the Sellers by such LECs during such month, and the denominator of which shall be the aggregate Outstanding Balance of all LEC Receivables transmitted, transferred or otherwise remitted by the Sellers to the LECs parties to such Qualified LEC Agreements during the periods covered by such PAR Statement.

                   "LEC Withholding Reserve" means, at any time, the sum of (x) the product of (i) two and one-half (2.5), (ii) the highest LEC Withholding Ratio for the twelve months most recently ended and covered in the most recent Investor Report, and (iii) the product of (a) the LEC Allocation Percentage at such time and (b) the sum of the Net Investment, the Discount Reserve and the Servicing Fee Reserve, plus (y) the product of (i) two and one-half (2.5), (ii) the highest LEC Withholding Ratio for the twelve months most recently ended and covered in the most recent Investor Report, and (iii) the sum of the LEC Dilution Reserve and the LEC True-Up Reserve, in each case, at such time; provided, however, that the LEC Withholding Reserve shall never be less than $5,000,000.

                   "LIBOR Rate" means, with respect to any Eurodollar Tranche Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period for a term approximately equal to the applicable Eurodollar Tranche Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, with respect to any Eurodollar Tranche Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period for a term approximately equal to the applicable

Eurodollar Tranche Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                   "Liquidation Yield" means, at any time, an amount equal to:

                        (RVF x LBR x NI) x (EMP x 1.5)
                                           -----------
                                               360

where:

RVF       =        the Rate Variance Factor at such time;

LBR       =        the Base Rate at such time which is applicable to the
                   liquidation period after a Termination Event;

NI        =        the Net Investment at such time; and

EMP       =        the Estimated Maturity Period of the Receivables.

                   "Liquidity Provider" means the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

                   "Liquidity Provider Agreement" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

                   "Lock-Box" means a lock-box associated with a Lock-Box Account or a Permitted Unblocked Account which is maintained by the Transferor or any of the Sellers for the purpose of receiving Collections from Obligors by mail.

                   "Lock-Box Account" means an account maintained by the Transferor or any of the Sellers at a Lock-Box Bank for the purpose of receiving Collections from Receivables and which is the subject of a Lock-Box Agreement.

                   "Lock-Box Agreement" means an agreement among the applicable Seller, the Transferor, the Agent and the applicable Lock-Box Bank in substantially the form of Exhibit D hereto.

                   "Lock-Box Bank" means each of the banks set forth in Exhibit C hereto and such banks as may be added thereto or deleted therefrom pursuant to Section 2.8 hereof.

                   "Majority Investors" shall have the meaning specified in
Section 9.1(a) hereof.

                   "Material Adverse Effect" means any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables, (ii) the condition (financial or otherwise), operations, businesses or properties of the Transferor or of any of the Sellers and their respective Subsidiaries, (iii) the ability of the Transferor or any of the Sellers to perform its respective obligations under the Transaction Documents to which it is a party or (iv) the interests of the Agent, the Company or the Bank Investors under the Transaction Documents.

                   "Maximum Coverage Percentage" means 98%.

                   "Maximum Net Investment" means One Hundred and Twenty-Five Million Dollars ($125,000,000), as the same may be increased or reduced from time to time pursuant to Section 2.2(d) or otherwise pursuant to Section 9.7(g); provided that such amount may not at any time exceed the aggregate Commitments at any time in effect; provided, further, that from and after the Termination Date, the Maximum Net Investment shall at all times equal the Net Investment.

                   "Moody's" means Moody's Investors Service, Inc.

                   "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, any of the Sellers or any ERISA Affiliate of the Transferor or any or the Sellers on behalf of its employees.

                   "Net Asset Test" shall mean, in connection with any assignment by the Company to the Bank Investors of an interest in the Net Investment pursuant to Section 9.7 hereof, that on the day immediately prior to the day on which such assignment is to take effect, the Net Receivables Balance shall be greater than the Net Investment.

                   "Net Investment" means the sum of the cash amounts paid to the Transferor for each Incremental Transfer less the aggregate amount of Collections or other amounts received and applied by the Agent to reduce such Net Investment pursuant to Section 2.5(g), 2.6 or 2.9 hereof; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and provided, further that the Net Investment may be increased by the amount described in Sections 9.7(d) and (g) as described therein.

                   "Net Receivables Balance" means at any time the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the sum, without duplication, of (i) the aggregate amount by which the Outstanding Balance of all Receivables that are Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated Obligor, plus (ii) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables, plus (iii) the aggregate Outstanding Balance of all Eligible Receivables of each Obligor with respect to which 25% or more of such Obligor's Receivables are Defaulted Receivables, plus
(iv) the Foreign Receivables Reduction Balance, plus (v) the Government Receivables Reduction Amount, plus (vi) the sum of the LEC Reduction Amounts for all LECs, plus (vii) the Sales Tax Reduction Amount, plus (viii) the Unbilled Toll Reduction Amount, plus (ix) the aggregate amount of any unapplied cash security deposits received by, and held on the books of, any of the Sellers.

                   "Net Reject" means the Outstanding Balance of any Qualified LEC Receivable transmitted, transferred or otherwise remitted to a LEC for billing and collection which is subsequently rejected by such LEC for any reason whatsoever, including, without limitation, for improper formatting.

                   "Network Agreement" means any document or agreement entered into by the Parent or any of its Subsidiaries regarding the use, operation, maintenance or otherwise concerning any of the Network Facilities.

                   "Network Facilities" means the network of digital facilities and capacity owned or leased by the Parent or any of its Subsidiaries.

                   "Net Unbillables" means the Outstanding Balance of any Qualified LEC Receivable transmitted, transferred or otherwise remitted to a LEC for billing and collection which is determined by such LEC to be unbillable to an identifiable Obligor for any reason whatsoever.

                   "Non-Fee Termination Event" means any Termination Event of the type described in Section 7.1(k), 7.1(l) or, to the extent caused by the occurrence of a Termination Event of the type described in either Section 7.1(k) or 7.1(l), a Termination Event of the type described in Section 7.1(h).

                   "Non-Qualified LEC Agreement" means any LEC Agreement other than a Qualified LEC Agreement.

                   "Non-Qualified LEC Receivable" means any LEC Receivable other than a Qualified LEC Receivable.

                   "Obligor" means a Person obligated to make payments for the provision or lease of goods and services pursuant to a Contract.

                   "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                   "Operator Services" means telephone operator assistance services provided by any of the Sellers to its customers.

                   "Operator Services Receivable" a receivable arising out of the sale or rendering of Operator Services by a Seller to an Obligor.

                   "Other Transferor" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with the Company.

                   "Outstanding Balance" means, with respect to any Receivable at any time, the then outstanding principal amount thereof, less any accrued and outstanding Finance Charges related thereto.

                   "PACE" means Pennsylvania Alternative Communications, Inc., a Pennsylvania corporation.

                   "PAR Statement" means, with respect to a LEC Agreement, the periodic statement of account issued by the applicable LEC which is party to such LEC Agreement in accordance with the terms of such LEC Agreement, which PAR Statement shall be substantially in the form of that attached hereto as Exhibit R.

                   "Parent" means LCI International, Inc., a Delaware corporation.

                   "Parent Support Agreement" means that certain Support Agreement dated as of the Closing Date executed by the Parent in favor of the Transferor, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                   "Percentage Factor" means the fraction (expressed as a percentage) computed at any time of determination as follows:

                 NI + DBLR + DBDLR + DR + SFR + LTR + LDR + LWR
                 ----------------------------------------------
                                      NRB
where:

NI   =            the Net Investment at the time of such computation;

DBLR = the Direct Billed Loss Reserve at the time of such computation;

DBDLR= the Direct Billed Dilution Reserve at the time of such computation;

DR   =            the Discount Reserve at the time of such computation;

SFR  =            the Servicing Fee Reserve at the time of such computation;

LTR  =            the LEC True-Up Reserve at the time of such computation;

LDR  =            the LEC Dilution Reserve at the time of such computation;

LWR  =            the LEC Withholding Reserve at the time of such computation;
                  and

NRB  =            the Net Receivables Balance at the time of such computation;

provided, however, that the Percentage Factor shall at no time exceed 100%.
The Percentage Factor shall be calculated by the Collection Agent on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Collection Agent shall recompute the Percentage Factor at the time of each Incremental Transfer pursuant to Section 2.2(a) and as of the close of business on each Business Day and report such recomputations to the Agent in the Investor Report and as otherwise requested by the Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising or any reinvestment Transfer made pursuant to Section 2.2(b) and 2.5(a) during any period between computations of the Percentage Factor. The Percentage Factor, as calculated at the close of business on the Business Day immediately preceding the Termination Date, shall remain constant at all times thereafter until such time as the Agent, on behalf of the Company and the Bank Investors, shall have received all of the Aggregate Unpaids, in cash, at which time the Percentage Factor shall be reduced to zero.

                  "Permitted Unblocked Account" has the meaning specified in
Section 5.1(h).

                  "Person" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                  "Post-Termination Date LEC True-Up Reimbursement Obligations" shall have the meaning ascribed to such term in the Receivables Purchase Agreement.

                  "Potential Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

                  "Private Line Receivable" means any receivable arising from or out of the sale or provision of Private Line Services by a Seller to any of its customers.

                  "Private Line Services" means dedicated telecommuni-cations services provided by a Seller to its customers between designated customer premises.

                  "Pro Rata Share" means, for a Bank Investor, a percentage equal to the quotient of (a) the Commitment of such Bank Investor divided by
(b) the sum of the Commitments of all Bank Investors.

                  "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.

                  "Program Fee" means the fee payable by the Transferor to the Company, solely for its own account, pursuant to Section 2.7 hereof, which fee shall be equal to the product of (a) the daily average Net Investment outstanding during the period for which such fee is owing and (b) the per annum rate set forth in the Fee Letter.

                  "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Network facility or long distance telecommunications systems or over Persons who own, construct or operate a Network Facility or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Person conducting business in said state.

                  "PUC Authorizations" means all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from any PUC.

                  "Purchased Interest" means the interest in the Receivables acquired by the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

                  "Purchase Termination Date" means the date upon which the Transferor shall cease, be required to cease or be unable, for any reason whatsoever, to make purchases of Receivables from any of the Sellers under the Receivables Purchase Agreement, including, without limitation, as a result of the prohibition on any further borrowings under any Subordinated Note, (ii) any of the Sellers shall cease, be required to cease, or be unable on any day, for any reason whatsoever, to make sales of Receivables to the Transferor under the Receivables Purchase Agreement, or (iii) the Receivables Purchase Agreement shall terminate for any reason whatsoever.

                  "Qualified LEC Agreement" means (i) for purposes of calculating the various ratios hereunder relating to periods prior to the date of this Agreement, each LEC Agreement existing on the date any such calculation is made, and (ii) for all other purposes hereunder, any LEC Agreement in respect of which (x) the Agent has received fully-executed copies of all consents, waivers, approvals and/or any other agreements or documents, if any, required to be delivered or granted by the LEC that is party thereto, any applicable PUC and any other Official Body or other Person, in each case, to authorize and permit the applicable Seller's and the Transferor's entering into and performing the transactions contemplated under the Receivables Purchase Agreement, this Agreement and the other Transaction Documents with respect to the LEC Receivables subject to such LEC Agreement, in each case, to the extent that such consents, waivers, approvals and/or other agreements or documents continue to be in full force and effect and have not been rescinded or revoked,
(y) the Agent shall have received an opinion of counsel (to be in form and substance and from such counsel as are, in each case, reasonably satisfactory to the Agent (it being agreed that in-house counsel for LCI Telecom is satisfactory to the Agent)), opining that the applicable Seller's and the Transferor's entering into and performing the transactions contemplated by the Receivables Purchase Agreement, this Agreement and the other Transaction Documents with respect to the LEC Receivables subject to such LEC Agreement would not violate the terms of such LEC Agreement (after giving effect to any such waivers, consents, approvals or other documentation delivered by such LEC with respect thereto, if any), any applicable Tariffs, the Communications Act of 1934, as amended (together with the rules, regulations, and published policies of the Federal Communications Commission thereunder) or any rules, regulations or published policies of any applicable PUC (which opinion, if in substantially the form of the corresponding opinions delivered on the Closing Date covering such matters with respect to the Qualified LEC Agreements set forth on Exhibit Q hereto, shall be deemed to be acceptable for purposes of this provision) and (z) the Agent shall have approved such LEC Agreement as a Qualified LEC Agreement (which approval shall not be unreasonably withheld or delayed after satisfaction of the conditions set forth in the immediately preceding clauses (x) and (y)). The Agent hereby acknowledges that, except with respect to those specific LEC Receivables described in the first proviso in the definition of "Qualified LEC Receivable", all of the conditions set forth in this definition shall have been satisfied with respect to those LEC Agreements described on Exhibit Q hereto.

                  "Qualified LEC Receivable" means any LEC Receivable which is or is purported by the Transferor and/or the applicable Seller to be covered by or subject to a Qualified LEC Agreement and to have been transmitted, transferred or otherwise remitted to and accepted by the applicable LEC (such acceptance to be evidenced by a confirmation statement executed by such LEC) for billing and collection on or after the Applicable Initial LEC Receivable Cut-Off Date but prior to the Termination Date; provided, however, that the LEC Receivables arising under the LEC Agreement between LCI Telecom and Bell Atlantic that are owing by Obligors having billing addresses in Maryland shall be deemed to be Qualified LEC Receivables hereunder until such time as the conditions described in the definition of Qualified LEC Agreement (including the opinion of counsel described therein) shall have been satisfied with respect to such receivables; and provided, further, however, that the Qualified LEC Receivables (and any rights therein received by the Transferor and conveyed hereunder) shall be subject to the rights of the applicable LECs therein, if any, pursuant to the applicable LEC Agreement and/or any applicable Tariffs relating thereto. Notwithstanding anything contained herein to the contrary, if any previously Qualified LEC Agreement shall cease to be Qualified LEC Agreement hereunder, the interests of the Agent, the Company, the Bank Investors and the Transferor acquired during the time that such LEC Agreement was a Qualified LEC Agreement shall be unaffected by the subsequent recharacterization of the LEC Agreement as being a Non-Qualified LEC Agreement.

                  "Rate Variance Factor" means the number, computed from time to time in good faith by the Agent, that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Agent from time to time, set forth in a written notice by the Agent to the Transferor and the Collection Agent.

                  "receivable" means the indebtedness owed to any of the Sellers (including, in the case of a LEC Receivable, any such indebtedness payable to a LEC on behalf of a Seller) by any Obligor or by any credit card company on behalf of such Obligor (if such indebtedness was charged by such Obligor on its credit card) (in each case, without giving effect to any purchase under the Receivables Purchase Agreement by the Transferor at any
time), whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of goods, merchandise or inventory or the rendering of services by such Seller and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto.

                  "Receivable" means any Private Line Receivable, Switched Services Receivable or Qualified LEC Receivable of any of the Sellers sold or otherwise conveyed by such Seller to the Transferor pursuant to the Receivables Purchase Agreement, and "Receivables" means all such Private Line Receivables, Switched Services Receivables and Qualified LEC Receivables of the Sellers; it being understood and agreed, that the terms "Receivable" or "Receivables" (x) shall not include any Non-Qualified LEC Receivables, Operator Services Receivables or Intermediate Biller Receivables and (y) shall include Unbilled Toll. In addition, once a Receivable has been deemed collected pursuant to
Section 2.9 hereof and the Transferor shall have satisfied its payment obligations with respect thereto, as set forth in such Section, such receivable shall no longer constitute a Receivable hereunder.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of August 29, 1996 by and between each of the Sellers, as sellers, and the Transferor, as purchaser, as such agreement may be amended, restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms hereof.

                  "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Receivables and the related Obligors.

                  "Reinvestment Termination Date" means the second Business Day after the delivery by the Company to the Transferor of written notice that the Company elects to commence the amortization of its interest in the Net Investment.

                  "Related Commercial Paper" shall mean Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.

                  "Related Security" means, with respect to any Receivable, all of the Transferor's rights, title and interest in, to and under:

                               (i)  all rights and claims of the Transferor
         under the applicable Qualified LEC Agreements to and for the Associated LEC Payments owed by the applicable LEC party thereto and all such payments so made, in each case, whether such rights, claims or payments constitute accounts, chattel paper, general intangibles, instruments, cash, investment property, securities or otherwise;

                              (ii)  all rights and claims of the Transferor
         to or for payments from any credit card companies for any Receivables, and all such payments so made, in each case, whether such rights, claims or payments constitute accounts, chattel paper, general intangibles, instruments, cash, investment property, securities or otherwise;

                             (iii)  the Equalization Account, the LEC
         True-Up Reserve Account, and each of the Permitted Unblocked Accounts, Lock-Boxes and Lock-Box Accounts, and all items of payment, monies and other property from time to time on deposit therein;

                              (iv)  the goods, merchandise or inventory
         (including returned or repossessed goods, merchandise or inventory), if any, the sale or lease of which by the applicable originating Seller gave rise to such Receivable;

                               (v)   all other security interests or
         liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                              (vi)  all guarantees, letters of
         credit, indemnities, warranties, insurance policies (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                             (vii)  all Records related to such Receivable;

                            (viii)  all rights and remedies of the
         Transferor under the Parent Support Agreement and the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against each of the Sellers in connection with the Receivables Purchase Agreement; and

                              (ix)  all Proceeds of any of the foregoing.

                 "Required LEC True-Up Reserve Account Funded Amount" means, at any time prior to the Termination Date, the sum of (x) the product of (i) the highest LEC True-Up Ratio as of the last day of any of the preceding twelve
(12) calendar months ending immediately prior to such date and (ii) the product of (a) the

LEC Allocation Percentage at such time, and (b) the sum of the Net Investment, the Discount Reserve and the Servicing Fee Reserve, in each case, at such time, plus (y) the product of (i) the highest LEC True-Up Ratio as of the last day of any of the preceding twelve (12) calendar months ending immediately prior to such date and (ii) the sum of the LEC Dilution Reserve and the LEC Withholding Reserve, in each case, at such time; provided, however, that the Required LEC True-Up Reserve Account Funded Amount shall never be less than $1,000,000.

                 "Revolving Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of February 14, 1996 by and among the Parent, the lenders from time to time parties thereto, First Union National Bank of North Carolina, as Managing Agent and Credit Agent, and NationsBank of Texas, N.A., as Managing Agent and Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                 "Sales Tax Allocation Percentage" means a percentage to be determined by the Collection Agent and set forth on each Investor Report to be equal to the estimated weighted average of the sales taxes, excise taxes, surcharges and other similar government taxes and/or charges allocable to the Receivables of each of the Sellers. The initial percentages hereunder shall equal (i) for each of LCI Telecom's CTD and U.S. Signal/ATS divisions, 4% and
(ii) otherwise for LCI Telecom, 3.5%.

                 "Sales Tax Reduction Amount" means, at any time, the aggregate sum for all of the Sellers of the product for each such Seller of the Outstanding Balance of such Seller's (and its division's) Receivables and the applicable Sales Tax Allocation Percentage relating to such Seller (or its division, as applicable).

                 "Section 8.2 Costs" has the meaning specified in Section 8.2(d) hereof.

                 "Seller" means any of LCI Telecom and, to the extent the Agent and the Majority Investors shall have previously consented thereto, any other Person that becomes a party to the Receivables Purchase Agreement as a seller of Receivables thereunder, together in each case with such Person's respective permitted successors and assigns, and "Sellers" means all of the foregoing, collectively. To the extent applicable, the terms "Seller" and "Sellers" shall be deemed to include and be a reference to any Seller or the Sellers, in its or their capacity as a Sub-Collection Agent.

                 "Servicing Fee" means the fee payable by the Company or the Bank Investors to the Collection Agent, with respect to a Tranche, in an amount equal to either (x) one percent (1%) per annum on the amount of the Net Investment allocated to such Tranche pursuant to
Section 2.3 hereof or (y) such other amount as shall be determined pursuant to
Section 6.2(b). Such fee shall accrue from the date of the initial purchase of an interest in the Receivables hereunder to the later of the Termination Date or the date occurring thereafter on which the Percentage Factor is reduced to zero. On or prior to the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in,
Section 2.5(a) hereof.   After the Termination Date, such fee shall be payable
only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6 hereof.

                 "Servicing Fee Reserve" means at any time an amount equal to the product of (i) the aggregate Outstanding Balance of all Receivables at such time, (ii) the Servicing Fee percentage and (iii) a fraction having as the numerator, the sum of (a) 1.5 times the Estimated Maturity Period plus (b) 30, and as the denominator, 360.

                 "Special Obligor" means any Designated Obligor designated by the Agent, in writing, as a Special Obligor, which designation has not been revoked by the Agent.

                 "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Service, a division of McGraw-Hill Companies, Inc.

                 "Sub-Collection Agent" means any Person appointed as such by the Collection Agent (and which appointment has not been revoked) pursuant to
Section 6.1(b) hereof and Section 6.02(a) of the Receivables Purchase
Agreement.

                 "Subordinated Note" and "Subordinated Notes" shall have the meanings specified in the Receivables Purchase Agreement.

                 "Subsidiary" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

                 "Switched Service Receivables" means any receivable arising from or out of the sale or provision of Switched Services by a Seller to any of its customers.

                 "Switched Services" means the metered services provided by a Seller to its customers for originating and/or terminating telecommunications transmissions.

                 "Tariff" means, with respect to any Seller, (i) any document, instrument or other agreement submitted by such Seller to any government or governmental regulatory agency setting forth the terms and conditions of sales by such Seller of telecommunication services, including, without limitation, the terms and conditions affecting the creation, billing, payment and collection of Receivables, within the jurisdiction of any such government or governmental agency and (ii) with respect to any LEC Receivables, any similar document, instrument or other agreement submitted by the applicable LECs to any government or governmental regulatory agency and covering or governing the terms of such LEC Receivables.

                 "Taxes" shall have the meaning specified in Section 8.3 hereof.

                 "Termination Date" means the earliest of (i) the Business Day designated by the Transferor to the Agent as the Termination Date at any time following 60 days' written notice to the Agent, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement, (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the date upon which the Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (v) the day on which the Reinvestment Termination Date shall occur, unless on or prior to such date the Company shall have assigned one hundred percent of its interest in the Net Investment to the Bank Investors in accordance with Section 9.7, (vi) the Purchase Termination Date, or (vii) August 26, 1997.

                 "Termination Event" means an event described in Section 7.1 hereof.

                 "Tranche" means a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.3 hereof.

                 "Tranche Period" means a CP Tranche Period, a BR Tranche Period or a Eurodollar Tranche Period.

                 "Tranche Rate" means the CP Rate, the Base Rate or the Eurodollar Rate.

                 "Transaction Costs" has the meaning specified in Section 8.4(a) hereof.

                 "Transaction Documents" means, collectively, this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Parent Support Agreement, the Lock-Box Agreements, the Subordinated Notes and all of the other instruments, documents and other agreements executed and delivered by the Parent, the Transferor and/or any of the Sellers in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                 "Transfer" means a conveyance, transfer and assignment by the Transferor to the Company or the Bank Investors of an undivided percentage ownership interest in Receivables hereunder (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to Section 2.2(b) and 2.5(a)).

                 "Transfer Date" means, with respect to each Transfer, the Business Day on which such Transfer is made.

                 "Transfer Price" means with respect to any Incremental Transfer, the amount paid in respect thereof to the Transferor by the Company or the Bank Investors, as applicable, in accordance with Section 2.2(a). The Transfer Price for any Incremental Transfer shall be comprised of (a) a cash component equal to the corresponding increase in the Net Investment and (b) a deferred payment component equal to the corresponding increase in the reserves included in the numerator of the Percentage Factor, which amount shall be payable by the holders of the Net Investment in accordance with Section 2.6 hereof.

                 "Transferor" means LCI SPC I, Inc., a Delaware corporation, and its successors and permitted assigns.

                 "Transferred Interest" means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable,
(iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with the Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Company or the Bank Investors, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

                 "Transmission Date" means, with respect to any LEC Receivable, the date upon which such Receivable is transmitted, transferred or otherwise remitted to the LEC by the applicable Seller for billing and collection.

                 "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

                 "Unbilled Toll" means, with respect to any Obligor, the Direct Billed Receivables of such Obligor arising during a billing cycle but in respect of which a Customer Statement has not yet been remitted to such Obligor.

                 "Unbilled Toll Reduction Amount" means, at any time, the product of ten percent (10%) and the aggregate Outstanding Balance of all Receivables constituting Unbilled Toll at such time.

                 "U.S." or "United States" means the United States of America.

                 SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits, Schedules and Annexes hereto, as the same may from time to time be amended or supplemented, and not to any particular Section, subsection or clause contained in this Agreement, and all references herein to Sections, Exhibits, Schedules and Annexes shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits, Schedules and Annexes attached hereto, the terms of which are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

                 SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II

                           PURCHASES AND SETTLEMENTS


                 SECTION 2.1. Facility. Upon the terms and subject to the conditions herein set forth, at any time prior to the Termination Date (x) the Transferor may, at its option, convey, transfer and assign to the Company or the Bank Investors, as applicable, and (y) the Company may, at its option, or the Bank Investors shall, if so requested, accept such conveyance, trans-fer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, neither the Company, any Bank Investor nor the Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Transferor and the applicable Seller.

         SECTION 2.2. Transfers; Eligible Receivables (a) Incremental Transfers. Upon the terms and subject to the conditions herein set forth (x) the Transferor may, at its option, convey, transfer and assign to the Company or the Bank Investors, as applicable, and (y) the Company may, at its option, or the Bank Investors shall, if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer") from time to time prior to the occurrence of the Termination Date; provided that after giving effect to the issuance of Related Commercial Paper to fund the Transfer Price of any Incremental Transfer and the payment to the Transferor of such Transfer Price, the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper would not exceed the Maximum Net Investment (as reduced by any requested reduction thereof pursuant to Section 2.2(d) which shall not yet have become effective); and, provided further, that (i) the representations and warranties set forth in Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto and (ii) an Investor Report shall have been delivered with respect to such Incremental Transfer as required by Section 3.2 hereof.

         The Transferor shall, by notice to the Agent given by telecopy, offer to convey, transfer and assign to the Company or the Bank Investors, as applicable, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto at least three (3) Business Days prior to the proposed date of any Incremental Transfer. Each such notice shall specify (w) whether such request is made to the Company or the Bank Investors (it being understood and agreed that once the Bank Investors acquire any Transferred Interest hereunder, the Bank Investors shall be required to purchase all Transferred Interests held by the Company in accordance with
Section 9.7 and thereafter the Company shall no longer accept any additional Incremental Transfers hereunder), (x) the desired Transfer Price (which shall be at least $5,000,000 or integral multiples of $1,000,000 in excess thereof or, to the extent that the then available unused portion of the Maximum Net Investment (after taking account of any reduction thereof requested pursuant to Section 2.2(d) which has not yet then become effective) is less than such amount, such lesser amount equal to such available portion of the Maximum Net Investment), (y) the desired date of such Incremental Transfer and (z) the desired Tranche Period(s) and allocations of the Net Investment of such Incremental Transfer thereto as required by
Section 2.3. The Agent will promptly notify the Company or each of the Bank Investors, as the case may be, of the Agent's receipt of any request for an Incremental Transfer to be made to such Person. To the extent that any such Incremental Transfer is requested of the Company, the Company shall accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Company and each Bank Investor against any loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, through the Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer, including, without limitation, any loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company or any Bank Investor to fund such Incremental Transfer.

         On the date of the initial Incremental Transfer, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall deliver written confirmation to the Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer. On the date of each subsequent Incremental Transfer, the Agent shall send written confirmation to the Transferor of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer.

         By no later than 11:00 a.m. (New York time) on any Transfer Date, the Company or each Bank Investor, as the case may be, shall remit its share (which, in the case of an Incremental Transfer to the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Transfer Price for such Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other

Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of its obligation hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the Company or the Bank Investors as aforesaid, the Agent shall remit to the Transferor's account at the location indicated in Section
10.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer. Unless the Agent shall have received notice from the Company or any Bank Investor, as applicable, that such Person will not make its share of any Transfer Price relating to any Incremental Transfer available on the applicable Transfer Date therefor, the Agent may (but shall have no obligation to) make the Company's or any such Bank Investor's share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Agent of such amount from the Company or such Bank Investor. To the extent the Company or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Transfer Date, the Company or such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of the Company or any such Bank Investor, or the Base Rate, in the case of the Transferor, to the Agent upon its demand therefor. Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by the Company or such Bank Investor, such payment shall constitute such Person's payment of its share of the applicable Transfer Price for such Transfer.

         (b) Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Company or the Bank Investors then owning any Transferred Interests, and in consideration of the Transferor's agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Coverage Percentage at an amount not greater than the Maximum Coverage Percentage, the Company may, and the Bank Investors shall (in either case, to the extent such Persons then own any Transferred Interest), agree to purchase from the Transferor, undivided percentage ownership interests in each and every Receivable, together with the Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5(a) hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the

Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with the Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with the Related Security, Collections and Proceeds with respect thereto.

                 (c) All Transfers. Each Transfer shall constitute a purchase of undivided percentage ownership interests in each and every Receivable, together with the Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with the Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Company's and/or the Bank Investors', as applicable, aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, shall equal the Percentage Factor in effect from time to time. Each of the Company's and each Bank Investor's undivided percentage ownership interest in the Affected Assets shall equal such Person's ratable share (determined on the basis of the relationship that such Person's Net Investment bears to the aggregate Net Investment of the Company and all of the Bank Investors at such time) of the Percentage Factor at such time.

                 (d) Inactive Commitment; Voluntary Reductions of the Maximum Net Investment and the Commitments. (i) At all times prior to the occurrence of the Activation Termination Date, the Transferor shall have the right to elect to increase the Maximum Net Investment by the full amount (but not any partial amount) of the Inactive Commitment as then in effect. The Transferor may exercise such option by giving at least three (3) Business Days' irrevocable prior written notice thereof to the Agent (who shall thereafter notify each of the Bank Investors thereof) specifying the requested date of such increase (which date must be a Business Day occurring prior to the Activation Termination Date). Upon the effectiveness of any such increase, the Active Commitments of each of the Bank Investors shall be increased by its Pro Rata Share of the Inactive Commitment whereupon the Inactive Commitment shall cease to exist.

                 (ii) The Transferor shall have the right at any time to reduce (x) the Inactive Commitment or (y) to the extent that the Inactive Commitment shall have previously been reduced to zero or shall otherwise have ceased to exist, the Maximum Net Investment by any unused portion thereof, in either case, in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Any such reduction shall be requested in a writing to the Agent at least three (3) Business Days prior to the requested effective date of such reduction

(which date must be a Business Day). Each such notice shall specify the date and the amount of the proposed reduction and shall be irrevocable when given. Concurrently with the effectiveness of any reduction of the Inactive Commitment or the Maximum Net Investment, each Bank Investor's Commitment shall be reduced by its Pro Rata Share (as calculated prior to such reduction) of any such reduction.

                          (e)     Agent's Books and Records.  The Agent shall
maintain books and records in which shall be recorded (i) the date and amount of each Incremental Transfer hereunder and the purchaser(s) thereof, (ii) the date and amount of and parties to any assignment of rights and obligations hereunder pursuant to Section 9.7, (iii) the amount of any Discount, fees or other amount due and payable or to become due from the Transferor to the Agent, the Company, each of the Bank Investors and/or the Collection Agent hereunder and (iv) the amount and date of any reduction in the Net Investment. The entries made in the Agent's books and records as described in this Section 2.2(e) shall be conclusive and binding on the Transferor for all purposes absent manifest error.

                 SECTION 2.3.     Selection of Tranche Periods and Tranche
Rates.

                          (a)  Prior to the Termination Date; Transferred
Interest held by Company. At all times hereafter, but prior to the Termination Date and not with respect to any portion of the Transferred Interest held by the Bank Investors (or any of them), the Transferor may, subject to the Company's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods shall at all times equal the Net Investment held by the Company. The Transferor shall give the Company irrevocable notice by telephone of the new requested Tranche Period(s) and the aggregate amount of Net Investment to be allocated thereto, in each case, at least three (3) Business Days prior to the expiration of any then existing Tranche Period; provided, however, that the Company may select, in its sole discretion, any such new Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. The Company confirms that it is its intention to allocate all or substantially all of the Net Investment held by it to one or more CP Tranche Periods; provided that the Company may determine, from time to time, in its sole discretion, that funding such Net Investment by means of one or more CP Tranche Periods is not possible or is not desirable for any reason. If the Liquidity Provider acquires a Purchased Interest from the Company pursuant to the terms of the Liquidity Provider Agreement, NationsBank, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby. The initial Tranche Period applicable to any such Purchased Interest acquired by the Liquidity Provider shall be a period of not greater than 14 days and such Tranche shall be a BR Tranche. Thereafter, provided that the Termination Date shall not have occurred, the Tranche Rate applicable thereto shall be the Eurodollar Rate, to the extent then available and determinable in accordance with the terms hereof, or in all other cases, the Base Rate, in each case, as determined by NationsBank. Upon the occurrence of the Termination Date, the Agent may, in its sole discretion, declare any Tranche Periods then outstanding to be terminated on such date.

                          (b)     After the Termination Date; Transferred
Interest Held by Company. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall not have been transferred to the Bank Investors (or any of them), the Company or NationsBank, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

                          (c)     Prior to the Termination Date; Transferred
Interest Held by Bank Investor. At all times with respect to any portion of the Transferred Interest transferred to the Bank Investors (or any of them) pursuant to Section 9.7, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than 14 days and such Tranche shall be a BR Tranche. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held by the Bank Investors (or any of them), provided that the Termination Date shall not have occurred, such Net Investment shall be allocated, at the Transferor's option (subject to the limitations set forth herein), to either BR Tranches or Eurodollar Tranches. The Transferor shall give the Agent irrevocable notice by telephone of the new requested Tranche Period at least three (3) Business Days prior to the expiration of any then existing Tranche Period; provided, that if the Transferor shall fail to give any such notice with respect to any expiring Tranche Period held by any Bank Investor, the Transferor shall be deemed to have selected a BR Tranche having a Tranche Period of three (3) Business Days. Upon the occurrence of the Termination Date, the Agent may, in its sole discretion, declare any Tranche Periods then outstanding to be terminated on such date.

                          (d)     After the Termination Date; Transferred
Interest Held by Bank Investor. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest owned or transferred to the Bank Investors (or any of them), the Agent shall select all Tranche Periods and Tranche Rates applicable thereto.

                          (e)     Eurodollar Rate Protection; Illegality.  (i)
If the Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed Eurodollar Tranche, then:

                 (A) the Agent shall forthwith notify the Company or the Bank Investors, as applicable, and the Transferor that the Eurodollar Rate cannot be determined for such Eurodollar Tranche; and

                 (B) while such circumstances exist, neither the Company, any of the Bank Investors nor the Agent shall allocate the Net Investment of any additional Transferred Interests purchased during such period or reallocate the Net Investment allocated to any then existing Tranche Period ending during such period, to a Eurodollar Tranche.

                 (ii) If, with respect to any outstanding Eurodollar Tranche, the Company or any of the Bank Investors owning any Transferred Interest therein notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Eurodollar Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Transferred Interest for such Tranche Period, then the Agent shall forthwith so notify the Transferor, whereupon neither the Agent, the Company nor the Bank Investors, as applicable, shall, while such circumstances exist, allocate any Net Investment of any additional Transferred Interest purchased during such period or reallocate the Net Interest allocated to any Tranche Period ending during such period, to a Eurodollar Tranche.

                 (iii) Notwithstanding any other provision of this Agreement, if the Company or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for the Company, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Company, such Bank Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Eurodollar Rate, then (x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of the Company or such Bank Investors, as applicable, to fund its purchase or maintenance of Transferred Interests at the Eurodollar Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of each Eurodollar Tranche in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the last day of the applicable Tranche Period, be reallocated on the last day of such Tranche Period to another Tranche Period in respect of which the Net Investment allocated thereto accrues Discount at a Tranche Rate other than the Eurodollar Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the end of the applicable Tranche Period, such Person's share of the Net Investment allocated to such Eurodollar Tranche shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Tranche Period.

                 SECTION 2.4. Discount, Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section 2.1 hereof, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Discount (including Discount due to the Company or any Bank Investor), all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fees. On the last day of each Tranche Period, the Transferor shall pay to the Agent, on behalf of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event the Transferred Interest is held by the Company, an amount equal to the discount accrued on the Company's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer; it being understood and agreed, that the Company shall use its best efforts to not overfund the requested Transfer Price of any Incremental Transfer by an amount in excess of $100,000. The Transferor shall pay the Dealer Fee to the Agent, on behalf of the Company, on each day on which any Related Commercial Paper is issued by the Company. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

                 SECTION 2.5. Non-Liquidation Settlement and Reinvestment Procedures; Equalization Account and LEC True-Up Reserve Account. (a) On each day after the date of any Incremental Transfer but prior to the Termination Date and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall out of (x) the Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for and (y) withdrawals from the Equalization Account requested by the Transferor and available for distribution as described in Section 2.5(c) below, in the following order of priority: (i) set aside and hold in trust for the Company or the Bank Investors, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) an amount equal to all Discount and the Servicing Fee ac-crued through such day and not so previously set aside or paid, (ii) to the extent the balance of the LEC True-Up Reserve Account is less than the Required LEC True-Up Reserve Account Funded Amount, deposit into the LEC True-up Reserve Account the amount of such deficiency, (iii) to the extent that the Coverage Percentage then exceeds the Maximum Coverage Percentage, deposit to the Equalization Account an amount sufficient to cause such excess to be eliminated, and (iv) apply the balance of such Percentage Factor of Collections remaining after application of Collections as provided in the preceding clauses
(i), (ii) and (iii) of this Section 2.5(a) hereof to the Transferor, for the benefit of the Company or the Bank Investors, as applicable, to the purchase of additional undivided percentage interests in each Receivable pursuant to
Section 2.2(b) hereof. On the last day of each Tranche Period, from the amounts set aside as described in clause (i) of the first sentence of this
Section 2.5(a) hereof, the Collection Agent shall deposit to the Agent's account (to the extent not previously so deposited), for the benefit of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period and shall deposit to its own account, to the extent of funds still available after payment of Discount as aforesaid, an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or the Bank Investors entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts ratably (based on the amounts owing to each such Person) to all such Persons entitled to payment thereof as set forth above.

                  (b) The Agent, for the benefit of the Company and the Bank Investors, shall establish and maintain (i) an interest bearing account (the "Equalization Account") into which such amounts allocated from the Collections pursuant to clause (iii) of Section 2.5(a) or required to be paid by the Seller to the Agent pursuant to the first sentence of Section 2.6 are to be deposited and (ii) an interest bearing account with the Agent (the "LEC True-Up Reserve Account") into which amounts allocated from Collections pursuant to clause (ii) of Section 2.5(a) are to be deposited.

                  (c) On the last day of each Tranche Period occurring at any time that any amounts are on deposit in the Equalization Account, the amounts required pursuant to the second sentence of Section 2.6 shall be withdrawn from the Equalization Account and applied as set forth in such sentence. In addition, amounts on deposit in the Equalization Account may also be withdrawn by the Transferor, upon not less than one (1) Business Days' prior notice to the Agent, to the extent that after giving effect thereto, the Coverage Percentage would not exceed the Maximum

Coverage Percentage. The amount of any such optional withdrawal shall be treated as Collections received by the Transferor and shall be remitted to, and applied by, the Collection Agent in accordance with Section 2.5(a) on the date such optional withdrawal is permitted. Any such request for, and the acceptance of, any such optional withdrawal from the Equalization Account shall be deemed a representation and warranty by the Transferor that the Coverage Percentage is less than or equal to the Maximum Coverage Percentage. Upon the occurrence of the Termination Date for any reason, the Equalization Account shall be automatically closed and all amounts on deposit therein shall be applied in accordance with Section 2.6 (other than the second sentence thereof) on such date (or such later date as the Agent may direct if such amounts were invested in Eligible Investments that have not yet matured).

                 (d) Amounts on deposit in the LEC True-Up Reserve Account shall only be withdrawable after the Termination Date, upon no less than one Business Days' prior written notice to the Agent, (i) by the Transferor, to pay any Investor Allocable Post-Termination Date LEC True-Up Reimbursement Obligations then due and owing by the Transferor to any of the Sellers under the Receivables Purchase Agreement and (ii) by the Collection Agent, to the extent of the positive excess of the balance of such account over the remaining aggregate contingent Investor Allocable Post-Termination Date LEC True-Up Reimbursement Obligations at such time, to be remitted and applied as Collections in accordance with Section 2.6.

                 (e) The Agent, at the direction of the Collection Agent (or, if the Collection Agent is not an Affiliated Entity, such other Person as the Transferor may designate from time to time for such purpose), shall invest the amounts from time to time on deposit in the Equalization Account and the LEC True-Up Reserve Account in any Eligible Investments having maturities of no longer than last the day of the next maturing Tranche Period; provided, that no such Eligible Investment shall be sold before its maturity, unless the Agent shall otherwise direct (such direction shall only be given in the case of the Equalization Account upon the occurrence of the Termination Date or would not otherwise cause a loss of any principal of the amounts so invested). The Transferor shall be entitled to all investment proceeds with respect to any such investments and all interest earned on amounts from time to time on deposit (and not otherwise invested) in such accounts. Neither the Agent, the Company, nor any of the Bank Investors shall have any liability for any losses incurred in connection with any such investments, including, as a result of the early termination thereof as aforesaid.

                 (f) The Transferor hereby grants to the Agent, and the Agent shall hereafter have and possess (for its benefit and for the benefit of the Company and the Bank Investors), exclusive ownership, dominion and control of the Equalization Account and the LEC True-Up Reserve Account, and all funds on deposit from time to time therein, except as otherwise provided herein with respect to the investment of the amounts set forth therein. The Transferor hereby acknowledges and agrees that it shall have no right of setoff or deduction against any such amounts from time to time on deposit in such accounts for any amounts owing by it to the Agent, the Company, the Bank Investors, any other Indemnified Party hereunder or any Seller.

                 (g) The Transferor shall be entitled at any time during the term of this Agreement to request a partial liquidation of the Company's and/or the Bank Investor's respective Transferred Interests such that the aggregate outstanding Net Investment of all such Persons' respective Transferred Interests shall be reduced to an amount designated by the Transferor in any such request. Any such partial liquidation must be done pro rata as among all Persons then holding any Transferred Interests and shall be conducted on terms to be mutually acceptable (on a commercially reasonable basis) to the Transferor, the Agent and the holders of at least fifty-one percent of the Net Investment at such time.

                 SECTION 2.6. Liquidation Settlement Procedures; Escrow Account. (a) If at any time on or prior to the Termination Date, the Coverage Percentage is greater than the Maximum Coverage Percentage, then the Transferor shall immediately pay to the Agent, for deposit into the Equalization Account, an amount such that, if applied in reduction of the Net Investment, would cause the Coverage Percentage to be less than or equal to the Maximum Coverage Percentage. Such amount shall be withdrawn from the Equalization Account by the Collection Agent and be applied to the reduction of the Net Investment of next maturing Tranche Period (or, if more than one such Tranche Period is so maturing, to one or more such Tranche Period, as selected by the Agent). On the Termination Date and on each day thereafter, and on each day on which a Termination Event or a Potential Termination Event has occurred and is continuing, the Collection Agent shall (x) out of the Percentage Factor of all Collections received on such day, (i) if during the Escrow Period, deposit to the Escrow Account an amount equal to the Escrow Amount, and (ii) with respect to the remainder thereof, set such amounts aside and hold them in trust for the Company or the Bank Investors, as applicable (or deposit them into the Collection Account if so required pursuant to Section 2.12 hereof) and (y) set aside and hold in trust for the Transferor such portion of Collections not allocated to the Escrow Account, the Company or the Bank Investors, as applicable, as aforesaid. On the Termination Date or the day on which a Termination Event or a Potential Termination Event occurs, the Collection Agent shall deposit to the Agent's account, for the benefit of the Company or the Bank Investors, as applicable, any amounts set aside pursuant to Sec-tion 2.5(a) above and, in the case of the Termination Date, the balance of the Equalization Account.

                 On the last day of each Tranche Period to occur on or after the Termination Date or during the continuance of a Termination Event or a Potential Termination Event, there shall be deposited to the Agent's account
(x) by the Escrow Agent from the Escrow Account, the amount of any Escrow Payment in respect of such day and (y) by the Collection Agent out of the amounts so set aside for the Company or the Bank Investors pursuant to the immediately preceding two sentences, in an aggregate amount not to exceed the sum of the following, and the Agent shall remit from the Agent's account such amounts as follows: (i) to the Collection Agent, if other than an Affiliated Entity, amount of the accrued and unpaid Servicing Fee, (ii) to the Company and/or the Bank Investors, the accrued Discount for such Tranche Period, (iii) to the Transferor, to the extent that the balance of the LEC True-Up Reserve Account has been reduced to zero, the amount of any Investor Allocable Post-Termination Date LEC True-Up Reimbursement Obligations then due and owing by the Transferor to any of the Sellers under the Receivables Purchase Agreement; provided, that such amount shall be payable out of the amounts described herein only to the extent that the amount of such obligations to be paid at such time, when aggregated with all other prior obligations paid pursuant to this clause, would not exceed the LEC True-Up Reserve Termination Date Amount, (iv) to the Company and/or the Bank Investors, the portion of the Net Investment allocated to such Tranche Period, (v) to any applicable Person, all other Aggregate Unpaids (other than the Servicing Fee), and (vi) to the Collection Agent (if an Affiliated Entity), the amount of the accrued and unpaid Servicing Fee. If there shall be insufficient funds for the Agent to distribute funds in payment in full of all of the aforementioned amounts, the Agent shall distribute funds, first, in payment of accrued Servicing Fee owing to any Collection Agent other than an Affiliated Entity, second, to the Company and the Bank Investors in payment of accrued and unpaid Discount, third, subject to the limitations set forth in the immediately preceding clause (iii), to the Transferor for payment of any Investor Allocable Post-Termination Date LEC True-Up Reimbursement Obligations then owing, fourth, in reduction of the Net Investment allocated to any Tranche Period ending on such date, fifth, in payment of all fees payable by the Transferor hereunder, fifth, in payment of all other Aggregate Unpaids (other than the Servicing Fee), and sixth, if an Affiliated Entity is then the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Agent shall have insufficient funds to pay all such amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof. Following the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full, in cash and all other Aggregate Unpaids have been paid in full, in cash, (i) the Percentage Factor shall be reduced to zero, (ii) the Agent, on behalf of the Company and the Bank Investors, shall be considered to have reconveyed to the Transferor all of the Agent's, the Company's and the Bank Investors' right, title and interest in and to the Affected Assets (including the Transferred Interest), (iii) the Collection Agent, the Escrow Agent and/or the Agent shall pay to the Transferor any remaining Collections or other amounts set aside and held by the Collection Agent, the Escrow Agent and/or the Agent (including in the LEC True-Up Reserve Account and the Escrow Account) and (iv) the Agent, on behalf of the Company and the Bank Investors, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Agent's, the Company's and the Bank Investors' respective interests in the Affected Assets. Any such documents and instruments shall be prepared by or on behalf of the Transferor. On the last day of each Tranche Period, the Collection Agent shall remit to the Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.6.

                 The reconveyance of the Transferred Interest to the Transferor pursuant to the immediately preceding clause (ii) shall constitute payment in full of the deferred portion of the Transfer Price owing by the Bank Investors and/or the Company in connection with its acquisitions of Transferred Interests hereunder.

                 (b) The Collection Agent, for the benefit of the Company, the Bank Investors and the Transferor, shall establish with NationsBank, N.A. and maintain in the name of the Escrow Agent, a segregated interest bearing account accessible only by the Escrow Agent (the "Escrow Account"), which shall be identified as the "Escrow Account for the LCI SPC I, Inc. Securitization Facility." The Escrow Agent, at the direction of the Collection Agent (or, if the Collection Agent is not an Affiliated Entity, such other Person as the Transferor may designate from time to time for such purpose), shall invest the amounts from time to time on deposit in the Escrow Account in any Eligible Investments having maturities of no longer than the last day of the next maturing Tranche Period; provided, that no such Eligible Investment shall be sold before its maturity, unless the Agent shall otherwise direct. All such Eligible Investments shall be held by the Escrow Agent for the benefit of the Company, the Bank Investors and the Transferor. All interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Escrow Account shall be deposited into the Escrow Account to be applied as set forth in Section 2.6(a). On the Business Day immediately prior to each date upon which any Escrow Payment is to be made in accordance with Section 2.6(a), the Collection Agent shall direct the Escrow Agent to withdraw such amount from the Escrow Account and remit it to the Agent's account as set forth in Section 2.6(a).

                 (c) Each of the Company, the Bank Investors and the Purchaser hereby appoints NationsBank, N.A. as the Escrow Agent (in such capacity, the "Escrow Agent") with the authority to take such action on its behalf and to exercise such powers under this Agreement as are delegated to the Escrow Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including, without limitation, the power and authority to hold, allocate and distribute funds deposited into the Escrow Account on behalf of the Company, the Bank Investors, and the Transferor. In acting in such capacity, the Escrow Agent shall be entitled to the rights, benefits, protections and indemnities set forth in Article IX of this Agreement to the same extent as the Agent, as if any reference therein to "the Agent" were instead a reference to "each of the Agent and the Escrow Agent."

                 SECTION 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following non-refundable fees:

                          (a)  On the last day of each month and on the date
occurring after the Termination Date upon which the Percentage Factor is reduced to zero, to the Company solely for its own account, the Administration Fee and the Program Fee.

                          (b)  On the last day of each month and on the
Termination Date, to the Agent for distribution to the Bank Investors in such manner as shall be agreed upon by the Agent and each such Bank Investor in a separate agreement between such parties, the Facility Fee.

                          (c)  On the date of execution hereof, to the
Administrative Agent solely for its own account, the Arrangement Feep.

                 SECTION 2.8. Protection of Ownership Interest of the Company and the Bank Investors. (a) The Transferor agrees that it will, and will cause each of the Sellers to, from time to time, at its or their expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Company or the Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause each of the Sellers to, in order to accurately reflect this purchase and sale trans-action, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.7 hereof) as may reasonably be requested by the Agent, the Company or any of the Bank Investors in order to perfect or protect the Transferred Interest and (y) mark its respective master data processing records and, upon the request of the Agent, the Company or any of the Bank Investors, its other documents with a legend describing the conveyance to the Transferor (in the case of the Sellers) and the Agent, for the benefit of the Company and the Bank Investors, of the Transferred Interest. The Transferor shall, and will cause each of the Sellers to, upon request of the Agent, the Company or any of the Bank Investors, obtain such additional search reports as the Agent, the Company or any of the Bank Investors shall reasonably request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's or any of the Sellers' signatures. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit any of the Sellers to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York, Ohio, Virginia and South Carolina) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days prior notice thereof and
(ii) prepare, at the Transferor's expense, and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or reasonably requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

                          (b)     Except as expressly otherwise permitted
pursuant to Section 5.1(h), the Collection Agent shall instruct all Obligors to remit all Collections directly to a Lock-Box or a Lock-Box Account in respect of which a Lock-Box Agreement shall be in effect. Each Lock-Box or Lock-Box Account maintained by a Lock-Box Bank shall, pursuant hereto and the applicable Lock-Box Agreement, be under the exclusive ownership and control of the Agent, which exclusive ownership and control is hereby and thereby granted to the Agent by the applicable Seller and the Transferor. The Collection Agent shall be permitted to give instructions to the Lock-Box Banks until such time after the occurrence of any Collection Agent Default, Termination Event or Potential Termination Event as the Agent shall, by notice to the Collection Agent or any of the Lock-Box Banks, terminate such authority. The Collection Agent shall not add any bank as a Lock-Box Bank or any lock-box or lock-box account as a Lock-Box or Lock-Box Account to those listed on Exhibit C attached hereto unless the applicable bank has entered into a Lock-Box Agreement covering such new Lock-Box or Lock-Box Account at such Lock-Box Bank. The Collection Agent shall not terminate any bank as a Lock-Box Bank, any lock-box as a Lock-Box or any account as a Lock-Box Account unless the Agent shall have received at least thirty (30) days' prior written notice of such termination. If the Transferor, any of the Sellers or the Collection Agent receives any Collections, the Transferor, such Seller or the Collection Agent, as applicable, shall immediately, but in any event within two Business Days after its receipt thereof, remit (and shall cause such Seller to remit) such Collections to a Lock-Box Account.

                 SECTION 2.9.     Deemed Collections; Application of Payments.
(a) If (i) on any day the Outstanding Balance of a Receivable (other than Unbilled Toll) is either reduced or cancelled (x) as a result of any Dilution Factor or (y) as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (ii) during any month the Outstanding Balance of any Unbilled Toll has been either reduced or cancelled (x) as a result of any Dilution Factor or (y) as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), then, in either case, the Transferor shall be deemed to have received on such day (in the case of clause (i) above) or on the last day of such month (in the case of clause (ii) above) a Collection of such Receivable or Receivables, as applicable, in the aggregate amount of such reduction or cancellation and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation and such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5(a) or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Agent.

                          (b)     If on any day any of the representations or
warranties in Article III was or becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent, the Company or the Bank Investors as contemplated hereunder), the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5(a) or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Agent.

                          (c)     Any payment by an Obligor in respect of any
indebtedness owed by it to the Transferor or any of the Sellers shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

                 SECTION 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Company or any Bank Investor they shall be paid or deposited in the account indicated in Section 10.3 hereof until otherwise notified by the Agent. The Transferor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Company and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

                 In the event that any payment hereunder is stated to be due on a day which is not a Business Day, then such payment shall be deemed to be due on the immediately succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Discount, interest or any fee payable hereunder, as the case may be; provided, however, that if such extension would cause payment of Discount on any Eurodollar Tranche to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

                 SECTION 2.11.  Reports.        (a) Prior to the twentieth day
of each month, the Collection Agent shall prepare and forward to the Agent and the Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding calendar month, (ii) if requested by the Agent or the Administrative Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) such other information as the Agent or the Administrative Agent may reasonably request.

                 (b) By no later than the close of business on Thursday of each week, the Collection Agent shall prepare and forward to the Administrative Agent and the Agent an Interim Report based on the Daily Reports provided to the Collection Agent by the Sellers on each day during the preceding week pursuant to (and as such term is defined in) the Receivables Purchase Agreement.

                 SECTION 2.12. Collection Account. There shall be established with the Agent on the day of the initial Incremental Transfer hereunder and thereafter maintained, for the benefit of the Company and the Bank Investors, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Company and the Bank Investors. On and after the occurrence of a Collection Agent Default, a Termination Event or a Potential Termination Event, the Collection Agent shall remit daily (within two Business Days after its receipt thereof) all Collections which it receives with respect to any Receivables to the Collection Account. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each Tranche Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) by the Transferor. On the date occurring after the Termination Date upon which the Percentage Factor shall have been reduced to zero, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

                 SECTION 2.13. Sharing of Payments, Etc. If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any Transferred Interest owned by it (other than pursuant to Section 2.7 or 9.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5(a) or 2.6) in excess of its ratable share of payments on account of the Transferred Interest that are made to the Company and/or the Bank Investors (other than the Recipient) entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the Percentage Interests owned by such other Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

                 SECTION 2.14. Right of Setoff. Without in any way limiting the provisions of Section 2.13, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company or such Bank Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


                 SECTION 3.1. Representations and Warranties of the Transferor. The Transferor represents and warrants to the Agent, the Company and the Bank Investors that:

                          (a)  Corporate Existence and Power.  The Transferor
is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to have obtained or received any such government licenses, authorizations, consents and approvals could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

                          (b)  Corporate and Governmental Authorization;
Contravention. The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Subordinated Notes and the other Transaction Documents to which the Transferor is a party (including, without limitation for purposes of the immediately succeeding clause (iii), the delivery of PAR Statements by such Person as and to the extent required pursuant to Section 5.1(a)(xi)) are within the Transferor's corporate powers, have been duly authorized by all necessary corporate and shareholder action, (ii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), (iii) do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor (after, in the case of any such agreement or any applicable Tariff to which the Transferor or any applicable Seller is a party or to which it or its Receivables are subject, giving effect to any necessary consents, waivers, approvals or other agreements obtained or delivered thereunder and except to the extent that the provisions of Section 9-318 of the UCC as in effect in all applicable jurisdictions would render any such violated or contravened provision ineffective) except any such contravention or default which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (iv) do not contravene the Certificate of Incorporation or Bylaws of the Transferor, or (v) result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.8 hereof).

                          (c)  Binding Effect.  Each of this Agreement, the
Receivables Purchase Agreement, the Fee Letter, the Subordinated Notes, and the other Transaction Documents to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                          (d)  Perfection.  Immediately preceding the purchase
thereof by the Transferor from each of the Sellers under the Receivables Purchase Agreement, each Seller was the owner of the Receivables sold by it to the Transferor thereunder free and clear of any Adverse Claim. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest (to the extent the Transferred Interest may be perfected or protected by the recordation or filing of financing statements or any such other documents) against all creditors of and purchasers from the Transferor and each of the Sellers will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                          (e)  Accuracy of Information.  All information
heretofore furnished by the Transferor (including without limitation, any Investor Reports, any other reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to the Company, any Bank Investor, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the Company, any Bank Investor, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                          (f)  Tax Status.  The Transferor has filed all tax
returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, except any such taxes, assessments and/or other governmental charges which the Transferor is contesting in good faith and by appropriate proceedings and in respect of which (x) the Transferor has established and maintains adequate reserves on its books and records for the payment of such amounts and (y) no Adverse Claim on any of the Affected Assets has resulted from the non-payment thereof.

                          (g)  Action, Suits.  Except as set forth in Exhibit G
hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                          (h)  Use of Proceeds.  No proceeds of any Transfer
will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                          (i)  Place of Business.  The principal place of
business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 10.3 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit H or such other locations notified to the Company in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed. The principal place of business and chief executive office of each of the Sellers and the offices where each such Seller keeps all its Records, are located at the address(es) described on Exhibit H or such other locations notified to the Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed. The Federal taxpayer identification numbers of each of the Transferor and the Sellers are set forth on Exhibit H hereto or, with respect to any Person that becomes a Seller after the date hereof, has otherwise been notified to the Agent in writing.

                          (j)  Good Title.  Upon each Transfer and each
recomputation of the Transferred Interest, the Agent, for the benefit of the Company and/or the Bank Investors, as applicable, shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

                          (k)  Tradenames, Etc.  As of the date hereof:  (i)
the Transferor has no Subsidiaries and (ii) the Transferor and each of the Sellers has, within the last one (1) year, operated only under the tradenames identified in Exhibit I hereto, and, within the last year has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under the Bankruptcy Code, except, in each case, as disclosed in Exhibit I hereto. None of the Transferor or the Sellers have incurred any indebtedness or granted any Adverse Claims under any names other than its respective proper corporate name as set forth on its corporate charter.

                          (l)  Nature of Receivables.  Each Receivable (x)
represented by the Transferor or the Collection Agent to be an Eligible Receivable (including in any Investor Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" set forth herein, is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended and, in the case of clause (y) above, is properly includable in the calculation of the Net Receivables Balance in accordance with the definition thereof.

                          (m)  Coverage Requirement; Amount of Receivables.  On
the Closing Date and at all times thereafter on or prior to the Termination Date, the Coverage Percentage shall be less than the Maximum Coverage Percentage.

                          (n)  Credit and Collection Policy.  Since the Closing
Date, there have been no material changes in the Credit and Collection Policies of any Sellers other than as permitted hereunder.

                          (o)  Collections and Servicing.  Since December 31,
1995, there has been no material adverse change in the financial condition of the Parent and its consolidated Subsidiaries taken as a whole. Since May 15, 1996, there has been no material adverse change in the ability of the Collection Agent or any of the Sub-Collection Agents (to the extent that such Persons are Affiliated Entities) to service and collect the Receivables.

                          (p)  No Termination Event.  No event has occurred and
is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

                          (q)  Not an Investment Company or a Public Utilities
Holding Company. Neither the Transferor nor any of the Sellers is, or is controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Transferor nor any of the Sellers is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", within the meanings of such terms set forth in the Public Utility Holding Company Act of 1935, as amended.

                          (r)  ERISA.  Except as set forth on Exhibit L, none
of the Parent, the Transferor, any of the Sellers or any ERISA Affiliate of any of the foregoing maintains any Benefit Plans. Each of the Parent, the Transferor, the Sellers and the ERISA Affiliates of each of the foregoing is in compliance in all material respects with ERISA and no Adverse Claims exists in favor of the Pension Benefit Guaranty Corporation or the U.S. Department of Labor on any of the Receivables or on the assets or properties of any such Person.

                          (s)  Lock-Box Accounts; Permitted Unblocked Accounts.
The names and addresses of all of the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts and the numbers of the related Lock-Boxes at such Lock-Box Banks are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Agent). The names and addresses of all of the banks at which any Permitted Unblocked Accounts are maintained, together with the account numbers of any such Permitted Unblocked Accounts and the numbers of the Lock-Boxes relating thereto, are specified in Exhibit T hereto. Except as otherwise permitted pursuant to Section 2.8,
Section 5.1(h) and Section 5.2(f), (i) all of the Obligors have been instructed to make payments directly to a Lock-Box Account or a Lock-Box associated therewith and (ii) only Collections are deposited into the Lock-Boxes, the Lock-Box Accounts and the Permitted Unblocked Accounts.

                          (t)  Bulk Sales.  No transaction contemplated hereby
or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

                          (u)  Financial Statements; Material Adverse Change.
The audited consolidated and the unaudited consolidating balance sheets of the Parent and its Subsidiaries, in each case, dated as of December 31, 1995, and the consolidated and unconsolidated statements of income, cash flows and changes in financial position relating thereto for the Fiscal Year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of each such Persons as at such date and the results of the operations and cash flows of each such Person for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1995, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Parent, any of the Sellers or any of the foregoing's respective Subsidiaries.

                          (v)  Transfers Under Receivables Purchase Agreement.
Each Receivable which has been transferred to the Transferor by the applicable Seller has been purchased by the Transferor from such Seller pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

                          (w)  Preference; Voidability.  The Transferor shall
have given reasonably equivalent value to the applicable Seller in consideration for the transfer to the Transferor of the Receivables and Related Security from such Seller, and no such transfer shall have been made for or on account of an antecedent debt owed by the Seller to the Transferor or is voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended. At the time of each such purchase by the Transferor from a Seller under the Receivables Purchase Agreement, such Seller has assets having a value in excess of the amount of its liabilities, is generally able to pay its debts as they become due and is adequately capitalized in light of the businesses in which it engages.

                          (x)  Regulatory Matters.  The FCC Licenses and PUC
Authorizations of each of the Sellers and its Affiliates under which such Sellers operate are valid and in full force and effect without conditions except (A) for such conditions as are generally applicable to holders of such FCC Licenses and PUC Authorizations and (B) where the failure of any such FCC License or PUC Authorization to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. The Transferor has no knowledge of the occurrence and continuance of any event which could reasonable be expected to (A) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such FCC License or PUC Authorization or (B) materially and adversely affect any rights of the Sellers, the Transferor, the Parent or any of the foregoing's respective Affiliates thereunder. The Borrower has no reason to believe and has no knowledge that any such FCC Licenses and/or PUC Authorizations will not be renewed in the ordinary course.

                          (y)  Environmental Matters.  (i) None of the
properties of the Transferor or, to the best of the Transferor's





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
knowledge, its Affiliates contain, or to the best of the Transferor's knowledge, have previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws, except for any violation or liability that could not reasonably be expected to have a Material Adverse Effect;

                 (ii) Such properties and all operations conducted in connection therewith are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could materially interfere with the continued operation of such properties or materially impair the fair saleable value thereof;

                 (iii) Neither the Transferor nor any Affiliate thereof has received any notice of material violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does the Transferor have knowledge or reason to believe that any such notice will be received or is being threatened;

                 (iv) Hazardous Material have not been transported or disposed of from the properties of the Transferor or any of its Affiliates in violation of, or in a manner or to a location which could give rise to material liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in material violation of, or in a manner that could give rise to material liability under, any applicable Environmental Laws;

                 (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Transferor, threatened, under any Environmental Law to which the Transferor or any Affiliate thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decree, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

                 (vi) There has been no release, or to the best of the Transferor's knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to material liability under Environmental Laws.





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
                          (z)  Billing Terms.  None of the Seller's Contracts
relating to the Receivables contain billing terms pursuant to which the Obligor thereunder is billed less frequently than once a month.

                          (aa) Computer Software and Equipment Licenses and
Billing Agent Agreements. All of the computer equipment and software license agreements pursuant to which the Transferor or any of the Sellers license the use of any computer software or equipment used in the billing, monitoring and/or collection of the Receivables are either (i) specified on Exhibit P-2 or
(ii) have otherwise been notified to the Agent and in respect of which computer software or equipment license attornment agreements substantially in the form of Exhibit P-1 relating thereto have been executed by the applicable licensor thereunder have been delivered to the Agent prior to or concurrently with the effectiveness of any such computer software or equipment license agreement not so specified on such Exhibit. All of the agreements between the Transferor and/or any of the Sellers and any Billing Agent relating to the billing and collection of the Receivables are either (i) specified on Exhibit O-2 or (ii) have otherwise been notified to the Agent.

                          (bb) LEC Agreements.  Exhibit Q sets forth the
complete list of those LEC Agreements constituting Qualified LEC Agreements as of the Closing Date. With respect to each such Qualified LEC Agreement (other than with respect to the Maryland Obligors under the LEC Agreement with Bell Atlantic as described in first proviso in the definition of "Qualified LEC Receivable"), as well as each other additional LEC Agreement hereafter approved by the Agent as being a Qualified LEC Agreement, (i) the applicable Seller and the Transferor have obtained or received all necessary consents, waivers, approvals and other agreements, if any, from the applicable LEC under such LEC Agreement and any applicable PUCs or other Official Bodies for the execution and delivery by such Seller and the Transferor of the Receivables Purchase Agreement, this Agreement, the other Transaction Documents and each such Person's performance of the transactions contemplated thereby and (ii) the execution, and delivery by the applicable Seller and the Transferor of the Receivables Purchase Agreement, this Agreement and the other Transaction Documents and each such Person's performance of the transactions contemplated thereby do not, in any case, violate or contravene any of the terms of such Qualified LEC Agreements or any applicable Tariffs (after giving effect to any such consents, waivers, approvals or other agreements delivered by the respective LEC thereunder and except to the extent that the provisions of
Section 9-318 of the UCC as in effect in all applicable jurisdictions would render any such violated or contravened provision ineffective) or the Communications Act of 1934, as amended (together with the rules, regulations, and published policies of the Federal Communications Commission thereunder) or any rules, regulations or published policies of any applicable PUCs.

                 Any document, instrument, certificate or notice delivered to the Company hereunder shall be deemed a representation and warranty by the Transferor.

                 SECTION 3.2. Reaffirmation of Representations and Warranties by the Transferor. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5(a) hereof, shall be deemed to have certified that all representations and warranties described in
Section 3.1 hereof are correct on and as of such day as though made on and as of such day (except to the extent they expressly speak only as to an earlier date). Each Incremental Transfer shall be subject to the further condition precedent that prior to the date of such Incremental Transfer, the Collection Agent shall have delivered to the Agent and the Administrative Agent, in form and substance satisfactory to the Agent and the Administrative Agent, a completed Investor Report dated within ten (10) days prior to the date of such Incremental Transfer and, if and to the extent requested by the Agent, (i) a listing of all Receivables by Obligor (ii) a listing of Qualified LEC Receivables by LEC, and (iii) and such other additional information as may be reasonably requested by the Administrative Agent or the Agent; and by its receipt and acceptance of such Transfer, the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT


                 SECTION 4.1. Conditions to Closing. On or prior to the date of execution hereof, the Transferor shall deliver to the Agent the following documents, instruments and fees all of which shall be in a form and substance (and in such quantities as are) acceptable to the Agent:

                          (a)  A copy of the resolutions of the Board of
Directors of the Transferor certified by its Secretary or Assistant Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Subordinated Notes and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder.

                          (b)  Copies of the resolutions of the Board of
Directors of each of the Sellers certified by its Secretary or Assistant Secretary approving the execution, delivery and performance by such Seller of this Agreement (to the extent relevant), the Receivables Purchase Agreement and the other Transaction Documents to be delivered by such Seller hereunder or thereunder.

                          (c)  A copy of the resolutions of the Board of
Directors of the Parent certified by its Secretary or Assistant Secretary approving the execution, delivery and performance by the Parent of the Parent Support Agreement and the other Transaction Documents to be delivered by the Parent hereunder.

                          (d)  The Certificates of Incorporation of each of the
Transferor and the Parent certified by the Secretary of State of Delaware, in each case, dated a date reasonably prior to the Closing Date.

                          (e)  The Articles/Certificates of Incorporation of
each of the Sellers certified by the Secretary of State or other similar official of such Seller's jurisdiction of incorporation, in each case, dated a date reasonably prior to the Closing Date.

                          (f)  A Good Standing Certificate for the Transferor
issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                          (g)  Good Standing Certificates for each of the
Sellers and the Parent issued by the Secretary of State or a similar official of such Seller's or the Parent's, as applicable, jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification of such Seller or the Parent, as applicable, is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                          (h)  A Certificate of the Secretary or Assistant
Secretary of the Transferor substantially in the form of Exhibit K-1 attached hereto.

                          (i)  A Certificate of the Secretary or Assistant
Secretary of each of the Sellers and the Parent substantially in the form of Exhibit K-2 and K-3, respectively, attached hereto.

                          (j)  Copies of proper financing statements (Form
UCC-1) naming the Transferor as the debtor and the Agent, for the benefit of the Company and the Bank Investors, as secured party, or other similar instruments or documents as may be necessary or, in the reasonable opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and the Related Security and Collections relating thereto.

                          (k)  Copies of proper financing statements (Form
UCC-1) to be filed in respect of each of the Sellers, separately, naming such Seller as the debtor, the Transferor as secured party and the Agent, for the benefit of the Company and the Bank Investors, as assignee of the secured party, or other similar instruments or documents as may be necessary or, in the reasonable opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership interest in all Receivables.

                          (l)  Copies of proper financing statements (Form
UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Transferor.

                          (m)  Copies of proper financing statements (Form
UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by any of the Sellers.

                          (n)  Certified copies of request for information or
copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably prior to the date of the initial Incremental Transfer listing all effective financing statements which name the Transferor or any of the Sellers (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (j) or (k) above, together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

                          (o)  Fully-executed copies of the each of the
Lock-Box Agreements relating to each of the Lock-Boxes and the Lock-Box
Accounts.

                          (p)  Opinions of counsel to the Transferor, the
Sellers and the Parent, covering the matters set forth in the forms thereof attached as Exhibit J-1 hereto for the States of New York, Virginia and Ohio, in form and substance satisfactory to the Agent and the Agent's counsel.

                          (q)  An opinion of Willkie, Farr & Gallagher, counsel
to the Transferor and each of the Sellers, covering the matters relating to certain bankruptcy and insolvency matters (i.e., "true sale" and nonconsolidation) set forth in the form thereof attached as Exhibit J-2, in form and substance satisfactory to the Agent and Agent's counsel.

                          (r)  Executed counterparts of this Agreement, the
Receivables Purchase Agreement, the Parent Support Agreement, the Fee Letter, the Subordinated Notes and each of the other Transaction Documents to be executed by any of the Sellers, the Parent and/or the Transferor, executed by such Persons.

                          (s)  The Arrangement Fee in accordance with Section
2.7(c).

                          (t)  An Investor Report for the calendar month ended
July 31, 1996 and an Interim Report covering the week ending August 23, 1996, in each case, signed by the Collection Agent.

                          (u)  A fully-executed copy of an amendment to the
Revolving Credit Agreement permitting the execution, delivery and performance of the Transaction Documents by the Sellers, the Parent and the Transferor of this Agreement, the Receivables Purchase Agreement, the Parent Support Agreement and the other Transaction Documents.

                          (v)  Fully-executed copies of attornment agreements
relating to the computer software and equipment license agreements and the Billing Agent agreements described on Exhibits P-2 and O-2, respectively.

                          (w)  A fully-executed copy of each of the consents,
waivers and/or approvals relating to the Qualified LEC Agreements set forth on Exhibit Q hereto (together with opinions of counsel of the type referred to in the definition of "Qualified LEC Agreement" to the extent that such matters are not otherwise addressed in any of the other opinions of counsel referred to in this Section 4.1).

                          (x)  A certificate of the Chief Financial Officer of
the Parent and the Transferor, certifying that the pro-forma balance sheet of the Transferor dated as of the Closing Date attached thereto has been prepared in accordance with GAAP and accurately reflects the financial condition of the Transferor immediately after giving effect to the initial capitalization thereof and the initial Incremental Transfer hereunder, which certificate shall be in the form of that attached hereto as Exhibit M-1 and dated as of the Closing Date.

                          (y)  A certificate of the Chief Financial Officer,
the President or a Vice President of each of the Transferor, the Parent and each Seller, certifying the accuracy of its representation and warranties hereunder and under the other Transaction Documents to which it is a party, that no Termination

Event or Potential Termination Event has occurred and is continuing and that all conditions precedent and covenants required to be complied with or performed on or prior to the Closing Date by such Person, if any, have been so complied with or performed, which certificate shall be in the form of Exhibit M-2 (Seller) or Exhibit M-3 (Parent), respectively, attached hereto and dated as of the Closing Date.

                          (z)  copies of notices under UCC Section 9-318 sent
to each LEC that is party to any LEC Agreement covering any LEC Receivables that are identified as being Eligible Qualified LEC Receivables, together with evidence of the mailing of such notices to each such LEC.

                          (aa)  Such other documents, instruments, certificates
and opinions as the Agent or the Administrative Agent, shall reasonably request.


                                   ARTICLE V

                                   COVENANTS


                 SECTION 5.1. Affirmative Covenants of Transferor. At all times from the date hereof to the date occurring after the Termination Date upon which the Percentage Factor shall have been reduced to zero, unless the Agent and the Majority Investors shall otherwise consent in writing:

                          (a)  Financial Reporting.  The Transferor will, and
will cause the Parent and each of the Sellers to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Agent:

                               (i)  Annual Reporting.  Within ninety (90)
         days after the close of each Fiscal Year, audited financial statements, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for (x) the Transferor and (y) for the Parent and its consolidated Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with generally accepted auditing principles and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

                                     (ii)  Quarterly Reporting.  Within
         forty-five (45) days after the close of the first three quarterly periods of each of Fiscal Year, for (x) the Transferor and (y) for the Parent and its consolidated Subsidiaries, in each case, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating related statements of operations, shareholder's equity and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by such Person's chief financial officer.

                                    (iii)  Compliance Certificate.  Together
         with the financial statements required hereunder, a compliance certificate signed by the Transferor's or the Parent's, as applicable, chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor or of the Parent and its Subsidiaries, respectively and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Annex I hereto applicable to such Person.

                                     (iv)  Shareholders Statements and Reports.
         Promptly upon the furnishing thereof to the shareholders of the Parent, the Transferor or any of the Sellers, copies of all financial statements, reports and proxy statements so furnished.

                                      (v)  S.E.C. Filings.  Promptly upon the
         filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent, the Transferor or any of the Sellers or any of the foregoing's respective Subsidiaries files with the Securities and Exchange Commission.

                                     (vi)  Notice of Termination Events,
         Potential Termination Events or Collection Agent Defaults. As soon as possible, and in any event within two (2) Business Days after becoming aware of the occurrence of any Termination Event, Potential Termination Event or Collection Agent Default, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event, Potential Termination Event or Collection Agent Default and, in the case of any such Termination Event, such Potential Termination Event or, to the extent the Collection Agent is an Affiliated Entity, such Collection Agent Default, the action which the Transferor proposes to take or cause to be taken with respect thereto.

                                     (vii)  Change in Credit and Collection
         Policies and Debt Ratings. Within ten (10) days after the date any material change in or amendment to the Credit and Collection Policy of any of the Sellers is made, a copy of such Credit and Collection Policy then in effect indicating such change or amendment. Within five (5) days after the date of any change in the Transferor's, the Parent's or any of the Sellers' public or private debt ratings, if any, written notice of such change and such Person's credit rating after giving effect to such change.

                                    (viii)  Credit and Collection Policy.
         Within ninety (90) days after the close of each Fiscal Year, a complete copy of the Credit and Collection Policies of each of the Sellers as then in effect.

                                      (ix)  Revolving Credit Agreement.  As soon
         as practicable (and in any case within three (3) Business Days) after its receipt thereof, copies of any notices of default, any amendments, consents or modifications to, or the termination of, the Revolving Credit Agreement.

                                       (x)  ERISA.  Promptly after the filing or
         receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Title IV of ERISA) which the Parent, the Transferor, any of the Sellers or any ERISA Affiliate of any of the foregoing files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Parent, the Transferor, any of the Sellers or any ERISA Affiliates of any of the foregoing receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

                                      (xi)  LEC Agreements. As soon as
         practicable (and in any event within three (3) Business Days) after its receipt thereof or its acquiring knowledge thereof, as applicable,
         (x) copies of any notices of any default or breach by any Seller under, or the termination of, any LEC Agreement, (y) any default or breach by a LEC under any

         Qualified LEC Agreement, or (z) any repudiation or rejection of any notice delivered to any such LEC pursuant to Section 9-318 of the UCC. Upon the request of the Agent, the Transferor shall, and shall cause each of the Sellers to, provide the Agent (or any designee of the Agent) with copies of any or all of the PAR Statements and confirmations of acceptance by any LEC, in each case, relating to any Qualified LEC Agreements and Qualified LEC Receivables.

                              (xii) Other Information. Within a reasonable time after the request therefor by the Agent (such time to be determined and specified by the Agent after consultation with the Transferor), such other information (including non-financial information) as the Agent or the Administrative Agent may from time to time reasonably request with respect to the Parent, any of the Sellers, the Transferor or any Subsidiary of any of the foregoing and, with respect to the LEC Receivables, the disclosure of which information would not violate the confidentiality terms of any applicable LEC Agreement; it being understood and agreed that the Transferor shall, and shall cause each of the Sellers to, use commercially reasonable efforts to provide the Agent and/or the Administrative Agent, with any such restricted information through any reasonable alternative methods which would not violate the confidentiality terms of any such LEC Agreement.

                          (b)  Conduct of Business.  The Transferor will (a)
carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (b) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in such Person's respective jurisdiction of incorporation and (c) maintain all requisite authority to conduct such Person's respective business in each jurisdiction in which its business is conducted, except, in the case of this clause (c), where the failure to do so could not reasonably be expected to cause a Material Adverse Effect. The Transferor will cause each of the Sellers to (a) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as conducted on the Closing Date or in fields of enterprise involving the resale of local exchange, cellular, and paging communications services and, in each of the foregoing cases, other fields of enterprise reasonably related thereto, (b) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in such Person's respective jurisdiction of incorporation and (c) maintain all requisite authority to conduct such Person's respective business in each jurisdiction in which its business is conducted, except, in the case of this clause (c), where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

                          (c)  Compliance with Laws.  The Transferor will, and
will cause each of the Sellers, the Parent and each of the Sellers' and the Parent's respective Subsidiaries to, comply with all material laws, rules, regulations, orders, writs, judgments, injunctions, decrees, awards, licenses and authorizations (including without limitation, FCC Licenses and PUC Authorizations) to which it or its respective properties may be subject.

                          (d)  Furnishing of Information and Inspection of
Records. The Transferor will, and will cause each of the Sellers to, furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable and PAR Statements relating to any Qualified LEC Receivables; it being understood and agreed that, with respect to the LEC Receivables, the Transferor and the applicable Sellers may be unable to provide certain information relating to those LEC Receivables in respect of which the Transmission Date shall have previously occurred, but the Transferor will, and will cause each such Seller to, use commercially reasonable efforts to provide the Agent with such information regarding such matters as is reasonably available to or ascertainable by the Transferor or such applicable Seller. The Transferor will, and will cause each of the Sellers to, at any time and from time to time during regular business hours permit the Agent, or its agents or representatives, (i) to examine and make copies of, or make abstracts from, all Records and any PAR Statements and (ii) to visit the offices and properties of the Transferor or any of the Sellers, as applicable, for the purpose of examining such Records and PAR Statements, and to discuss matters relating to Receivables or the Transferor's or any such Seller's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or any of the Sellers, as applicable, having knowledge of such matters; provided, that with respect to any of the foregoing information relating to the LEC Agreements and/or the LEC Receivables (but subject to Section 5.1(a)(xi)), the Transferor and the Sellers, shall not be required to furnish or make available any such confidential information the disclosure of which would violate the terms of the LEC Agreements.

                          (e)  Keeping of Records and Books of Account.  The
Transferor will, and will cause each of the Sellers to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and, other than with respect to the Qualified LEC Receivables, keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). With respect to the Qualified LEC Receivables, the Transferor hereby represents and warrants that, to the best of its knowledge, the applicable LECs keep and maintain books, records and other information referred to in the immediately preceding sentence with respect to such LEC Receivables, and that upon the termination of any LEC Agreement covering any Qualified LEC Receivables, the Transferor shall, and shall cause the applicable Seller to, use its best efforts to deliver or cause to be delivered to the Collection Agent copies of those records reasonably necessary for the proper servicing and monitoring of such LEC Receivables previously transmitted, transferred or otherwise conveyed to such LEC by such Seller. The Transferor will, and will cause each of the Sellers to, give the Agent notice of any material change in the administrative and operating procedures of the Transferor or any such Seller, as applicable, referred to in the previous sentence.

                          (f)  Performance and Compliance with Receivables and
Contracts. The Transferor, at its expense, will, and will cause each of the Sellers to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor or any such Seller under the Contracts related to the Receivables.

                          (g)  Credit and Collection Policies.  The Transferor
will, and will cause each of the Sellers to, comply in all material respects with the Credit and Collection Policy of the applicable Seller in regard to each Receivable and the related Contract.

                          (h)  Collections; Permitted Unblocked Accounts.  The
Transferor shall, and shall cause each of the Sellers to, instruct all Obligors (other than the Obligors of any Qualified LEC Receivables) and all LECs to remit all Collections and Associated LEC Payments, as applicable, directly to a Lock-Box or Lock-Box Account; provided, however, that, subject to the limitations set forth in this proviso, the Transferor and/or the Sellers shall be permitted to direct the Obligors to remit Collections of Direct Billed Receivables to one of the bank accounts described on Exhibit T hereto (or a Lock-Box relating thereto) in respect of which no Lock-Box Agreement has been executed (each such bank account being a "Permitted Unblocked Account"), provided that (A) the Obligors being so directed to remit such Collections to any such Permitted Unblocked Account are either (x) existing Obligors that were remitting such Collections to such accounts prior to the Closing Date or (y) new Obligors that in accordance with the applicable Seller's past business practices would have been directed to remit such Collections to such an account, (B) the aggregate balances of all

Permitted Unblocked Accounts shall not exceed $600,000 at any time, (C) all such Collections deposited into any such Permitted Unblocked Account shall be transferred to a Lock-Box Account within the time specified therefor in Exhibit T hereto, and (D) by no later than March 31, 1997, (w) all such Permitted Unblocked Accounts and the Lock-Boxes associated therewith, together with LCI Telecom's bank account and Lock-Boxes maintained at Comerica Bank and described on Exhibit C hereto, shall be closed, (x) all Collections on deposit therein shall have been transferred to other Lock-Box Accounts, (y) all Obligors shall have been directed to remit Collections to other Lock-Box Accounts or the Lock-Boxes relating thereto, and (z) effective as of such date (or, if earlier, the date the last Permitted Unblocked Account is closed), there shall cease to be any Permitted Unblocked Accounts; and provided, further, however, that in accordance with the past business practices of the Seller and subject to the requirements of Section 5.1(i), each of the Sellers, so long as it is then acting as Collection Agent or a Sub-Collection Agent, shall be permitted to direct certain Obligors of Direct Billed Receivables that are Delinquent Receivables or Defaulted Receivables to remit Collections of such Delinquent or Defaulted Receivables directly to such Seller.

                       (i) Collections Received. The Transferor shall, and shall cause each of the Sellers to hold in trust and immediately, but in any event not later than two (2) Business Days after such Person's receipt thereof, deposit all Collections received from time to time by the Transferor or any such Seller, as the case may be, to a Lock-Box Account.

                       (j) Preservation of Corporate Existence; Separate Business. (i) The Transferor shall, and shall cause each of the Sellers to, preserve and maintain its respective corporate existence, rights, franchises and privileges in the respective jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each respective jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

                 (ii) The Transferor shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of the Parent, any of the Sellers, any Subsidiaries or other Affiliates of the Parent or any of the Sellers (collectively, the "Related Parties" and individually, a "Related Party") or any other Person, and that it is not a division of any of the Related Parties or any other Person. In that regard, and without limiting the foregoing in any manner, the Transferor shall:

                 (1) maintain its own board of directors and make independent decisions with respect to its daily operations and business affairs and not be controlled in making such decisions by any other Related Party or any other Person;

                 (2) maintain at least one director who is not a direct, indirect or beneficial officer, director, employee, affiliate, associate, customer or supplier of any of the Related Parties, nor a direct, indirect or beneficial owner of more than 10% of the outstanding capital stock of any of the Related Parties (any such Person also being a "Related Party"), nor a relative of any of the foregoing, nor a trustee in bankruptcy for any of the foregoing;

                 (3) maintain separate and clearly delineated office space owned by it or evidenced by a written lease or sublease (even if located in an office owned or leased by, or shared with, a Related Party);

                 (4) maintain its assets in a manner which facilitates their identification and segregation from those of any of the Related Parties;

                 (5) maintain a separate telephone number which will be answered only in its own name and separate stationery and other business forms;

                 (6) conduct all intercompany transactions with the Related Parties on terms which the Transferor reasonably believes to be on an arm's-length basis;

                 (7) not guarantee any obligation of any of the Related Parties, nor have any of its obligations guaranteed by any Related Party or hold itself out as responsible for the debts of any Related Party or for the decisions or actions with respect to the business and affairs of any Related Party, nor seek or obtain credit or incur any obligation to any third-party based upon the creditworthiness or assets of any Related Party or any other Person; it being acknowledged and agreed, that the continuing liability of the applicable Sellers to the LECs for LEC True-Ups under the LEC Agreements and the reimbursement and indemnification obligations of the Transferor and such Sellers in respect thereof shall not violate the provisions of this clause (7) or any other provision of this Agreement or any other Transaction Document;

                 (8) except as expressly otherwise permitted hereunder or under any of the other Transaction Documents, not permit the commingling or pooling of its funds or other assets with the assets of any Related Party;

                 (9) maintain separate deposit and other bank accounts to which no Related Party (other than as Collection Agent or as a Sub-Collection Agent) has any access;

                 (10) maintain financial records which are separate from those of the Related Parties;

                 (11) compensate all employees, consultants and agents, and Related Parties, to the extent applicable, for services provided to the Transferor by such employees, consultants and agents or Related Parties, in each case, from the Transferor's own funds;

                 (12) have agreed with each of the Sellers and the other relevant Related Parties to allocate among themselves shared overhead and corporate operating services and expenses which are not reflected in the Servicing Fee (including without limitation the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

                 (13) pay for its own account for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more other Related Party) and not have such operating expenses (or the Transferor's allocable share thereof) paid by any of the Related Parties, provided, that the Parent shall be permitted to pay the initial organizational expenses of the Transferor;

                 (14) maintain adequate capitalization in light of its business and purpose;

                 (15) conduct all of its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents;

                 (16) not make or declare any dividends or other distributions of cash or property to the holders of its equity securities or make redemptions or repurchases of its equity securities, in either case, any more frequently than monthly, and all such distributions, redemptions or repurchases shall only be permitted hereunder to the extent that it is not violative of any applicable law and that no Termination Event or Potential Termination Event then exists or would result therefrom;

                 (17) maintain at least one employee (which employee may be shared with an Affiliate pursuant to a written agreement allocating the compensation and other renumeration and benefits for such employee as among such parties) in charge of day-to-day operations of the Transferor; and

                 (18) otherwise practice and adhere to corporate formalities such as complying with its Certificate of Incorporation, By-laws and corporate resolutions, the holding of regularly scheduled board of directors meetings, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its stockholders and board of directors.

                          (k)  Performance of Receivables Purchase Agreement
and LEC Agreements. The Transferor shall, and shall cause each of the Sellers to, timely and fully perform such Person's respective obligations required to be performed by each such Person under the Receivables Purchase Agreement. The Transferor shall cause each of the Sellers to timely and fully perform all obligations required to be performed by such Seller under any LEC Agreement to which it is a party.

                          (l)  Unbilled Toll.  With respect to any Direct
Billed Receivables, the Transferor shall cause each of the Sellers and each of the Seller's Billing Agents to distribute Customer Statements to each of such Seller's Obligors within ten (10) calendar days after the applicable cut-off date of the billing cycle for such Obligor.

                          (m)  Accounting and Tax Treatment of the LEC
Receivables. Without taking into the account the effect of this Agreement and the Receivables Purchase Agreement, the Transferor shall, and shall cause each of the Sellers to, (x) treat the LEC Receivables as being owned by the applicable Seller for all tax and accounting purposes and (y) maintain its records and books of account in a manner which clearly indicates and reflects such ownership.

                 SECTION 5.2. Negative Covenants of the Transferor. During the term of this Agreement, unless the Agent and the Majority Investors shall otherwise consent in writing:

                          (a)  No Sales, Liens, Etc.  Except as otherwise
provided herein and in the Receivables Purchase Agreement, the Transferor will not, and will not permit any of the Sellers to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale or lease of which may give rise to a Receivable, except (i) in the case of any such Seller, where such Person in whose favor such Adverse Claim exists has acknowledged in writing in form and substance satisfactory to the Agent that it does not claim, and thereby releases, any Adverse Claim in the Affected Assets, whether arising as Proceeds of such Person's collateral or otherwise and (ii) that the Sellers shall be permitted to sell and/or lease their inventory in the ordinary course of their respective businesses, or (z) upon or with respect to any Lock-Box Account or Permitted Unblocked Account, or assign any right to receive income in respect thereof.

                          (b)  No Extension or Amendment of Receivables. Except
as otherwise permitted in Section 6.2 hereof, the Transferor will not, and will not permit any of the Sellers to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                          (c)  No Change in Business or Credit and Collection
Policy. The Transferor will not, and will not permit any of the Sellers to, make any change in the character of its business or in any such Seller's Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise could reasonably be expected to have a Material Adverse Effect.

                          (d)  No Mergers, Etc.  The Transferor will not, and
will not, except as otherwise permitted pursuant to the Receivables Purchase Agreement or the Parent Support Agreement, permit any of the Sellers or the Parent to, (i) consolidate, merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person; it being understood and agreed, that no receivables of any such entity with which any such Seller has so merged or consolidated nor any receivables acquired by any Seller from any entity shall, upon the purchase thereof by the Transferor, be deemed to be Receivables hereunder unless and until (x) the Agent has approved such receivables; provided, however, that the Agent shall have no right of approval with respect to the inclusion of any such receivables as Receivables hereunder in connection with any such merger, consolidation or acquisition if the Outstanding Balance of such Receivable to be so added, when aggregated with the Outstanding Balances of any other Receivables previously or concurrently added hereunder pursuant to this proviso (without the approval of the Agent) in connection with all other mergers, consolidations and/or acquisitions within the same twelve month period as the subject merger, consolidation or acquisition, would exceed an amount equal to two percent (2%) of the aggregate Outstanding Balance of all Receivables as determined on the date of (and without giving effect to) (x) the date of the first addition of any such Receivables pursuant to this proviso, and (y) thereafter on the one year anniversary of the most recent such Determination Date (as hereinafter defined) or, if later, the date of (but without giving effect to) the next addition hereto of any such Receivables subject to the terms of this proviso (any such date of determination being the "Determination Date"); it being understood and agreed, that the initial addition of Receivables subject to this proviso shall have occurred on the Closing Date (and such date shall be the initial Determination Date for determination of the Outstanding Balance of Receivables hereunder for the succeeding twelve month (or such longer) period for purposes of this provision) by virtue of the inclusion of the receivables of PACE as Receivables hereunder, (y) the Transferor and the Collection Agent shall have submitted a revised Investor Report recalculating all amounts set forth therein taking into account such receivables (and their past performance), including, without limitation (to the extent effected), the Direct Billed Loss-to-Liquidation Ratio, the Direct Billed Loss Percentage, the Direct Billed Loss Reserve, the Direct Billed Dilution Ratio, the Direct Billed Dilution Reserve, the Direct Billed Delinquency Ratio, the LEC Delinquency Ratio, the LEC Dilution Ratio, the LEC Dilution Reserve, the LEC True-Up Ratio, the LEC True-Up Reserve, the LEC Withholding Ratio, the LEC Withholding Reserve, the Required LEC True-Up Reserve Account Funded Amount and the Estimated Maturity Period, and (z) no Termination Event or Potential Termination Event would then exist or result from the inclusion thereof as Receivables.

                          (e)  Change in Payment Instructions to Obligors. The
Transferor will not, and will not permit any of the Sellers to, add or terminate any bank as a Lock-Box Bank, any account as a Lock-Box Account or any lock-box as Lock-Box to or from those listed in Exhibit C hereto or, except as permitted pursuant to Section 5.1(h), make any change in its instructions to Obligors regarding payments to be made to any Lock-Box, Lock-Box Account, or Permitted Unblocked Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box or Lock-Box Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account or Lock-Box, as applicable.

                          (f)  Deposits to Lock-Box Accounts.  The Transferor
will not, and will not permit any of the Sellers to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or Permitted Unblocked Account any cash or cash proceeds other than Collections of Receivables; provided, however, that Collections of Non-Qualified LEC Receivables and/or the Related Security associated therewith may be deposited into the Lock-Box Accounts from time to time hereafter until such time (but not later than December 31, 1996) as the Transferor and the Sellers can make arrangements with the applicable LECs and/or the applicable Lock-Box Banks to divert such payments to other accounts or sub-accounts, and, until such time, any such amounts shall be removed from such Lock-Box Account by the Collection Agent within two (2) Business Days after the Transferor's, any Seller's or the Collection Agent's acquiring knowledge of the deposit thereof to any such Lock-Box Account; and provided, further, however, that if any such other amounts (other than Receivables or the above described Non-Qualified LEC Receivables) shall inadvertently be deposited into any such Lock-Box Account or Permitted Unblocked Account, the Collection Agent shall cause such amounts to be removed within two (2) Business Days after the Transferor's, any Seller's or the Collection Agent's acquiring knowledge of the deposit thereof to any such Lock-Box Account or Permitted Unblocked Account, as applicable. The Transferor hereby represents and warrants that the Associated LEC Payments relating to Qualified LEC Receivables are readily identifiable and distinguishable from those payments relating to the Non-Qualified LEC Receivables.

                          (g)  Change of Name, Etc.  The Transferor will not,
and will not permit any of the Sellers to, change its name, identity or structure or the location of its chief executive office or where it keeps its books and records relating to the Receivables, unless at least 30 days prior to the effective date of any such change the Transferor or any such Seller, as applicable, delivers to the Agent and the Collateral Agent (i) such documents, instruments or agreements, executed by the Transferor or such Seller, as applicable, as are necessary to reflect such change and to continue the perfection of the Agent's and the Collateral Agent's ownership interests or security interests in the Affected Assets and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks, the Transferor and any applicable Seller which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof.

                          (h)  Amendment to Receivables Purchase Agreement and
Parent Support Agreement. The Transferor will not, and will not permit any of the Sellers (in the case of the Receivables Purchase Agreement) or the Parent (in the case of the Parent Support Agreement) to, amend, modify, or supplement the Receivables Purchase Agreement or the Parent Support Agreement, as applicable, except with the prior written consent of the Agent, the Majority Investors and the Administrative Agent; nor shall the Transferor take, or permit any of the Sellers (in the case of the Receivables Purchase Agreement) or the Parent (in the case of the Parent Support Agreement) to take, any other action under the Receivables Purchase Agreement or the Parent Support Agreement, as applicable, that could reasonably be expected to have a material adverse effect on the Agent, the Company, any Bank Investor or the Transferor or which is inconsistent with the terms of this Agreement.

                          (i)  Amendments to Qualified LEC Agreements or
Tariffs. The Transferor will not, and will not permit any of the Sellers to (i) agree to make or make any material amendment, modification or change to any of the Qualified LEC Agreements or agree to any material amendment, modification or change to any Tariff relating any Receivables which, in either case, would be inconsistent with the terms hereof and of the other Transaction Documents or adversely affect the collectibility of the Receivables covered thereby or the Related Security relating thereto or the interest of the Agent, the Company or the Bank Investors therein; or terminate any Qualified LEC Agreement, except for any such termination that does not affect or relate to any Qualified LEC Receivable that was outstanding on the date of such termination.

                          (j)  Other Debt.  Except as provided for herein, the
Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities (including for LEC True-Ups) arising hereunder or under the Receivables Purchase Agreement or for the purchase price of the Receivables under the Receivables Purchase Agreement, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $50,000 in any Fiscal Year.

                          (k)  Corporate Documents.  The Transferor shall not
amend, alter, change or repeal any provision of any of the "Restricted Articles" of (and as such term is defined in) its Certificate of Incorporation without the prior written consent of the Agent, the Majority Investors and the Administrative Agent.

                          (l)  ERISA Matters.  The Transferor will not, and
will not permit the Parent, any of the Sellers or any ERISA Affiliate of any of the foregoing to, (i) engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor, the Parent, any of the Sellers or any such ERISA Affiliate is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto;
(iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, the Parent, any of the Sellers, or any ERISA Affiliate of any of the foregoing under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events involve a payment of money or an incurrence of liability by the Transferor, Parent, any of the Sellers or any ERISA Affiliate of any of the foregoing, in an aggregate amount in excess of $5,000,000 in any twelve month period. Without limiting the foregoing in any manner whatsoever, the Transferor shall, or shall cause any such Seller or ERISA Affiliate, as applicable, to (i) satisfy any such liability or obligation in excess of $100,000, in the aggregate, and to remedy the circumstances giving rise thereto, in each case, within 10 days after any such Person acquires or should have acquired knowledge thereof and (ii) satisfy any such other liability or obligation and remedy the circumstances giving rise thereto, in each case, as soon as practicable (exercising commercially reasonable efforts) after such Person acquires actual knowledge thereof.

                          (m)  Payment to the Sellers.  With respect to any
Receivable sold or contributed by any of the Sellers to the Transferor pursuant to the Receivables Purchase Agreement, the Transferor shall, and shall cause each applicable Seller to, effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, by the Transferor's making payment (either in cash or by increase in the amount of the Subordinated Note) to such Seller of an aggregate amount equal to the purchase price for each such Receivable so sold as determined in accordance with the terms of the Receivables Purchase Agreement.

                          (n)  Subsidiaries; Joint Ventures.  The Transferor
shall not establish, organize or acquire any Subsidiaries or enter into any partnership or any joint ventures with any Person.

                          (o)  Sale Treatment.  The Transferor will not (i) and
will not permit any of the Sellers to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by such Seller to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than a sale of Receivables by the Transferor to the Company or the Bank Investors, as applicable. In addition, the Transferor shall, and shall cause each of the Sellers and the Parent to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor (in the case of the Sellers' financial statements), the Agent, the Company and the Bank Investors in the Affected Assets.

                          (p)  Tariffs.  The Transferor shall not, and shall
not permit the Parent or any of the Sellers to, file or consent to the filing of any Tariff relating to any Receivable or any amendment to any such Tariff with any Official Body which would cause such Tariff to conflict with the terms relating to Tariffs set forth in Exhibit A hereto or otherwise be inconsistent with the terms of, or adversely affect the interests of the Agent, the Company, the Bank Investors or the Transferor under, this Agreement, the Receivables Purchase Agreement or any of the other Transaction Documents.


                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS


                 SECTION 6.1. Appointment of Collection Agent. (a) The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Company, in accordance with this
Section 6.1, gives notice to LCI Telecom of the designation of a new Collection Agent (which notice may only be given after the occurrence of a Collection Agent Default), LCI Telecom is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Collection Agent Default designate as Collection Agent any Person (including itself) to succeed LCI Telecom or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Agent may notify any Obligor of the Transferred Interest; provided, however, that no such notice may be given by the Agent prior to the occurrence of a Termination Event.

                 (b) The Collection Agent may, with the prior written consent of the Agent, subcontract with any other Person for the servicing, administering or collecting of the Receivables (any such Person with which the Collection Agent may so sub-contract (including, without limitation, the LECs) being a "Sub-Collection Agent" and collectively, the "Sub-Collection Agents"); provided, however, that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent and the Sub-Collection Agents pursuant to the terms hereof; it being understood and agreed, that (i) the Agent may, at any time after the occurrence of any event of the type described in the definition of "Collection Agent Default" with respect to any such Sub-Collection Agent, terminate or cause the Collection Agent to replace any Sub-Collection Agent and (ii) unless otherwise specified by the Agent, each Sub-Collection Agent's appointment hereunder shall automatically terminate upon the resignation or removal of the Collection Agent that appointed such Sub-Collection Agent; and it being further understood and agreed that the appointments of each of the Collection Agent and the Sub-Collection Agents shall terminate on the date occurring on or after Termination Date upon which all of the Aggregate Unpaids shall have been paid in full, in cash. In connection therewith, the Agent hereby consents to the appointment of each of the Sellers and the LECs as Sub-Collection Agents on the terms and subject to the conditions set forth in the Receivables Purchase Agreement.


                 SECTION 6.2.     Duties of Collection Agent.

                          (a)  The Collection Agent shall take or cause to be
taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Company, the Agent and the Bank Investors hereby appoints as its agent the Collection Agent from time to time designated pursuant to Section 6.1 hereof to enforce each of the foregoing's respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Transferor and the Sellers (to the extent any such Person is not then acting as Collection Agent hereunder) hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or such Seller's name and on behalf of the Transferor or such Seller necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or such Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferor and the Company their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5(a) and
2.6 hereof. The Collection Agent shall segregate and deposit to the Agent's account the Company's and/or the Bank Investors' allocable share of Collections of Receivables when required pursuant to Article II hereof. The Collection Agent may (x) so long as no Termination Event shall have occurred and be continuing, extend the maturity of Receivables, but not beyond thirty (30) days, or adjust the Outstanding Balance of any Receivables as the Collection Agent may determine to be appropriate in accordance with the applicable Credit and Collection Policies in order to maximize Collections thereof and (y) with respect to any LEC Receivable, the applicable LEC may adjust or extend the maturities and/or the Outstanding Balances of such Receivables in accordance with, and as permitted pursuant to, the applicable LEC Agreement; provided, however, that, in either case, such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, the Company, the Agent and the Bank Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is an Affiliated Entity or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. Notwithstanding the foregoing, the Collection Agent shall not make the Agent, the Company or any of the Bank Investors a party to any litigation without the prior written consent of such Person.

                          (b)  The Collection Agent shall, as soon as
practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Collection Agent is not an Affiliated Entity, then the Collection Agent, by giving three Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Agent; provided, however, that at any time after the Coverage Percentage equals or exceeds 100%, any compensation to the Collection Agent in excess of the Servicing Fee initially provided for herein shall be an obligation of the Transferor and shall not be payable, in whole or in part, from Collections allocated to the Company or the Bank Investors, as applicable. The Collection Agent, if other than an Affiliated Entity, shall as soon as practicable upon demand, deliver to the applicable Seller all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

                          (c)  On or before 90 days after the end of each
Fiscal Year, beginning with the fiscal year ending December 31, 1996, the Collection Agent shall cause Arthur Andersen LLP or any other nationally recognized firm of independent public accountants selected by the Transferor and reasonably acceptable to the Agent, to furnish an "Agreed Upon Procedures Report" to the Agent, for the benefit of the Company and the Bank Investors, with such accountant's findings relating to the following procedures: (i) a test of the clerical accuracy of the each of the Investor Reports; (ii) an agreement of the information contained in the Investor Reports delivered during such fiscal year with the supporting detail records, Interim Reports and the related reconciliations; (iii) agree the Net Receivables Balances reported by the Transferor and the Collection Agent in each of the Investor Reports delivered during such fiscal year with the books and records of the Transferor and agree the balances of the applicable account receivables agings categories with the information contained in such Investor Reports, (iv) verify that the Receivables treated by the Collection Agent as being Eligible Receivables on any of the Investor Reports delivered during such fiscal year in fact satisfied the requirements of such definition thereof contained herein, with appropriate consideration given to the balance forward account receivables system used by the Transferor and the Sellers, (v) make a selection of customer account receivables balances from the Collection Agent account receivables agings utilized above and send "negative confirmations" to the applicable customers, which confirmations shall include the Collection Agent's build up of the balance by aging category, and (vi) in each of the cases of clauses (i)-(v) above, report the results of such testing, verifications or confirmations, except in each case (a) for such exceptions or discrepancies as such firm shall believe to be immaterial (which exceptions or discrepancies need not be enumerated) and (b) such other exceptions as shall be set forth in any such reports.

                          (d)  Notwithstanding anything to the contrary
contained in this Article VI, the Collection Agent, if other than an Affiliated Entity, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any receivables or other indebtedness that are not Receivables other than to deliver to the Transferor the collections and documents with respect to any such receivables and other indebtedness as described in Section 6.2(b) hereof.

                 SECTION 6.3. Rights After Designation of New Collection Agent. At any time following the designation of a Collection Agent (other than an Affiliated Entity) pursuant to Section 6.1 hereof:

                          (i) The Agent may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee.

                          (ii) The Transferor shall, and shall cause each of the Seller's to, at the Agent's request and at the Transferor's expense, give notice of the Agent's, the Transferor's and/or the Bank Investors' ownership of Receivables to each Obligor and each LEC and direct that payments with respect to the Receivables be made directly to the Agent or its designee.

                          (iii) The Transferor shall, and shall cause each of the Sellers to, at the Agent's request, (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of

         Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                          (iv) The Transferor hereby authorizes the Agent to take any and all steps in the Transferor's and/or any of the Sellers' name and on behalf of the Transferor and/or any such Seller necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or, to the extent permitted pursuant to the Receivables Purchase Agreement, any such Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

                 SECTION 6.4. Collection Agent Default. The occurrence of any one or more of the following events shall constitute a Collection Agent
Default:

                          (a)  (i)  the Collection Agent or, to the extent that
the Transferor, any of the Sellers or any other Affiliated Entity is then acting as Collection Agent, the Transferor, such Seller or the Parent, as applicable, shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for ten
(10) days after notice of such failure is given to such Person, or (ii) the Collection Agent or, to the extent that the Transferor, any of the Sellers or any other Affiliated Entity is then acting as Collection Agent, the Transferor, any Seller or the Parent, as applicable, shall fail to make any payment or deposit required to be made by it hereunder or under any of the other Transaction Documents to which such Person is a party, in each case, when such payment is due, or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.8(b) hereof; or

                          (b)  any representation, warranty, certification or
statement made by the Collection Agent or, to the extent that the Transferor, any of the Sellers or any other Affiliated Entity is then acting as Collection Agent, the Transferor, such Seller or the Parent, as applicable, in this Agreement, the Receivables Purchase Agreement, the Parent Support Agreement, or in any of the other Transaction Documents or in any certificate or report delivered by such Person pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

                          (c)  (i) failure of the Collection Agent or any of
its Subsidiaries to pay any Indebtedness when due under any agreement (other than hereunder or under any of the other Transaction Documents) the aggregate outstanding balance of which is in excess of $5,000,000, which failure continues beyond the applicable period of grace if any, provided under the applicable instrument or document under which any such Indebtedness was created or is governed; or (ii) the Collection Agent or any of its Subsidiaries shall fail to observe or perform any other agreement or condition relating to any Indebtedness (other than hereunder or under any of the other Transaction Documents) the aggregate outstanding amount of which is greater than $5,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holders of such Indebtedness (or a trustee or agent on behalf of such holders) to cause, with the giving of notice if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired); or

                          (d)  any Event of Bankruptcy shall occur with respect
to the Collection Agent, any Sub-Collection Agent or any Subsidiary of any of the foregoing; or

                          (e)  there shall have occurred any material adverse
change in the operations of the Collection Agent since the end of the last fiscal year of the Collection Agent ending prior to the date of its appointment as Collection Agent hereunder or any other event shall have occurred which, in the commercially reasonably judgment of the Agent, materially and adversely affects the Collection Agent's ability to either collect the Receivables or to perform its obligations under this Agreement; or

                          (f)  to the extent the Collection Agent is the
Transferor, any of the Sellers or any other Affiliated Entity, such Collection Agent shall cease to be a wholly-owned direct or indirect Subsidiary of the Parent, or a Change of Control shall occur; or

                          (g)  any judgment (or any related series of
judgments) shall be rendered against the Collection Agent or, to the extent the Collection Agent is the Transferor, any of the Sellers or any other Affiliated Entity, against any Sub-Collection Agent (other than a LEC) that (i) exceeds the insurance coverage therefor by an amount in excess of $5,000,000 or in respect of which such Person's insurance carrier has not acknowledged coverage for such loss (or any portion thereof) in excess of $5,000,000, (ii) is in an amount in excess of $20,000,000 whether or not covered by insurance, or (iii) otherwise materially and adversely affects the Collection Agent's or the Sub-Collection Agent's (as applicable) ability to service the Receivables or otherwise perform its duties hereunder, and in each case, such judgment has not been fully discharged or stayed for a period of thirty (30) days.

                 SECTION 6.5. Responsibilities of the Transferor and the Sellers. Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each of the Sellers to, (i) perform all of the applicable Seller's obligations under the Contracts related to the Receivables originated by it to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreement, and the exercise by the Agent, the Company and the Bank Investors of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor or the Sellers from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction, except any such taxes which the Transferor or any such Seller is contesting in good faith and by appropriate proceedings and in respect of which (x) the Transferor or such Seller, as applicable has established and maintains adequate reserves on its books and records for the payment of such taxes and (y) no Adverse Claim on the Affected Assets has resulted from the non-payment thereof. Neither the Agent, the Company nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Sellers or the Transferor thereunder.


                                  ARTICLE VII

                               TERMINATION EVENTS


                 SECTION 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                          (a)  the Transferor, any of the Sellers or the Parent
shall fail to make any payment or deposit to be made by it hereunder, under the Receivables Purchase Agreement or under the Parent Support Agreement, as applicable, when due hereunder or thereunder; or

                          (b)  any representation, warranty, certification or
statement made by the Transferor, any of the Sellers (including, in each case, in its capacity as Collection Agent or as a Sub-Collection Agent, to the extent applicable) or the Parent in this Agreement, any other Transaction Document to which such Person is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided, that to the extent such untrue or incorrect representation, warranty, certification or statement relates specifically to a particular Receivable and the Transferor shall have satisfied its obligation with respect thereto under and in accordance with Section 2.9(b) within one Business Day after the Transferor acquired actual knowledge of the incorrectness thereof, then no Termination Event shall be deemed to exist with respect thereto pursuant to this Section 7.1(b); or

                          (c)  the Transferor or any of the Sellers shall
default in the performance of any payment or undertaking (other than those covered by clause (a) above) (i) to be performed or observed under Sections 5.1(a)(vi), 5.1(a)(vii), 5.1(b), 5.1(h), 5.1(i), or 5.2 or (ii) to be performed or observed under any other provision hereof or of the other Transaction Documents to which such Person is a party and such default in the case of this clause (ii) shall continue for five (5) days; or

                          (d)  failure of the Parent, the Transferor, any of
the Sellers or any Subsidiary of any of the foregoing to pay any Indebtedness when due under any agreement (other than hereunder or under any of the other Transaction Documents) the aggregate outstanding balance of which is in excess of $5,000,000, which failure continues beyond the applicable period of grace if any, provided under the applicable instrument or document under which any such Indebtedness was created or is governed; or (ii) failure of the Parent, the Transferor, any of the Sellers or any of Subsidiary of any of the foregoing to observe or perform any other agreement or condition relating to any Indebtedness (other than hereunder or under any of the other Transaction Documents) the aggregate outstanding amount of which is greater than $5,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holders of such Indebtedness (or a trustee or agent on behalf of such holders) to cause, with the giving of notice if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired); or

                          (e)  any Event of Bankruptcy shall occur with respect
to the Parent, the Transferor, any of the Sellers or any Subsidiary of any of the foregoing; or

                          (f)  (i) the Transferor shall for any reason fail or
cease to have a valid and perfected ownership interest in the Receivables free and clear of any Adverse Claim except as contemplated hereby; or (ii) the Agent, on behalf of the Company and/or the Bank Investors, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; provided, that if the Transferor satisfies its obligations under Section 2.9(b) with respect to any and all Receivables in respect of which any such failure exists within one (1) Business Day after acquiring knowledge thereof, then no Termination Event shall be deemed to have occurred pursuant to this clause (f); or

                          (g)  a Collection Agent Default shall have occurred;
or

                          (h)  the Receivables Purchase Agreement shall have
terminated for any reason whatsoever; or

                          (i)  (x) the Transferor or any of the Sellers shall
cease to be a direct or indirect wholly-owned Subsidiary of the Parent or (y) any Change of Control shall have occurred; or

                          (j)  there shall have occurred any material adverse
change in the condition (financial or otherwise) or operations of the Parent, the Transferor or any of the Sellers since December 31, 1995 or any other Material Adverse Effect shall have occurred; or

                          (k)  the Liquidity Provider or the Credit Support
Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the Company; or

                          (l)  the Commercial Paper issued by the Company shall
cease to be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's; or

                          (m)  (i) the Coverage Percentage exceeds the Maximum
Percentage Factor on any day, unless such excess is eliminated by no later than the close of business on the next Business Day thereafter; (ii) the Coverage Percentage equals or exceeds 100% at any time; or (iii) the Net Investment plus the Interest Component of all outstanding Related Commercial Paper shall exceed the Maximum Net Investment; or

                          (n)  the average (as reported on the Investor Report
for any month) of the Direct Billed Dilution Ratios for the preceding three months ending prior to the date of such Investor Report exceeds 6%; or

                          (o)  the average (as reported on the Investor Report
for any month) of the Direct Billed Loss-to-Liquidation Ratios for the preceding three months ending prior to the date of such Investor Report exceeds 8%; or

                          (p)  the average (as reported on the Investor Report
for any month) of the Direct Billed Delinquency Ratios for the preceding three months ending prior to the date of such Investor Report exceeds 15%; or

                          (q)  the Parent Support Agreement is terminated or
held to be unenforceable; or any Affiliated Entity or any trustee, receiver, conservator or liquidator of or for such Affiliated Entity shall assert the unenforceability of the Parent Support Agreement or contest the liability of the Parent thereunder; or

                          (r)  any Financial Covenant Termination Event shall
have occurred; or

                          (s)  any judgment (or any related series of
judgments) shall be rendered against the Parent, the Transferor or any of the Sellers that (i) exceeds the insurance coverage therefor by an amount in excess of $5,000,000 or in respect of which such Person's insurance carrier has not acknowledged coverage for such loss (or any portion thereof) in excess of $5,000,000, (ii) is in an amount in excess of $20,000,000 whether or not covered by insurance, or (iii) otherwise materially and adversely affects such Person's ability to perform its obligations hereunder or under the other Transaction Documents to which it is a party, and in each case, such judgment has not been fully discharged or stayed within thirty (30) days; or

                          (t)  the average (as reported on the Investor Report
for any month) of the LEC True-Up Ratios for the preceding three months ending prior to the date of such Investor Report exceeds 2%; or

                          (u)  the average (as reported on the Investor Report
for any month) of the LEC Withholding Ratios for the preceding three months ending prior to the date of such Investor Report exceeds 5%; or

                          (v)  the average (as reported on the Investor Report
for any month) of the LEC Dilution Ratios for the preceding three months ending prior to the date of such Investor Report exceeds 7%; or

                          (w)  the average (as reported on the Investor Report
for any month) of the LEC Delinquency Ratios for the preceding three months ending prior to the date of such Investor Report exceeds 20%; or

                          (x)  any LEC which is a party to any Qualified LEC
Agreement (x) fails to make any Associated LEC Payment as and when required pursuant to the terms of such agreement and such failure continues unremedied for three (3) days, (y) becomes the subject of an Event of Bankruptcy, or (z) ceases to be a Qualified LEC for any reason whatsoever, which cessation is asserted by any Person as having a retroactive effect which the Agent reasonably determines may adversely effect the interest of the Agent, the Company, the Bank Investors or the Purchaser in the effected LEC Receivables previously included in the Transferred Interest, unless, in each of the cases of clauses (x) and (z) above, the Transferor repurchases the Agent's, the Company's and the Bank Investors' Transferred Interest in such Receivables and Related Security (at a price equal to product of the Percentage Factor at such time and the Outstanding Balance of such Receivables at such time, plus all accrued but unpaid Discount and Servicing Fees on such amount) within four (4) Business Days after the occurrence of any such event.

                 SECTION 7.2.     Termination.              (a)  Upon the
occurrence of any Termination Event (other than a Non-Fee Termination Event), the Agent may, or at the direction of the Majority Investors shall, by notice to the Transferor declare the Termination Date to have occurred; provided, that, in the case of any event described in Section 7.1(e), 7.1(f), 7.1(m)(ii), 7.1(m)(iii) or 7.1(q), above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                          (b)  Upon the occurrence and during the continuance
of a Termination Event (whether before or after the occurrence of the Termination Date), and at any time after the automatic occurrence or declaration of the Termination Date pursuant to Section 7.2(a) (other than as a result of a Non-Fee Termination Event), the Agent may declare that the Base Rate plus 2% shall thereafter be the Tranche Rate applicable to the Net Investment of all Tranches. In addition, upon the automatic occurrence or declaration of the Termination Date pursuant to Section 7.2(a), the Agent may, by notice to the Transferor, declare that all outstanding Tranche Periods shall be terminated.

                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS


                 SECTION 8.1. Indemnities by the Transferor. Without limiting any other rights which the Agent, the Company or the Bank Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Company, the Bank Investors, the Agent, the Administrative Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider and any successors and permitted assigns of each of the foregoing and the respective officers, directors, employees and agents of each of the foregoing (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor, the Parent or any of the Sellers (including, in any case, in such Person's capacity as the Collection Agent or Sub-Collection Agent), on the one hand, and any of the Indemnified Parties, on the other hand, or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party, (ii) recourse (except as otherwise specifically provided in this Agreement) for Receivables which are uncollectible for credit reasons,
(iii) any breach by the Transferor or any Collection Agent or Sub-Collection Agent (in either case, if other than an Affiliated Entity) of any of such Person's representations, warranties, covenants or undertakings hereunder or under any of the other Transaction Documents. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                                     (i)  any representation or warranty made
         by the Transferor or by the Collection Agent or any Sub-Collection Agent (in each case, if an Affiliated Entity) or any officers of the Transferor or of the Collection Agent or any Sub-Collection Agent (in each case, if an Affiliated Entity) under or in connection with this Agreement, the Receivable Purchase Agreement, the Parent Support Agreement, any of the other Transaction Documents, any Investor Report or any other information or report delivered by the Transferor, the Collection Agent or any Sub-Collection Agent (in each case, if an Affiliated Entity) pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                                     (ii)  the failure by the Transferor, any
         of the Sellers (including, in any case, in such Person's capacity as the Collection Agent or a Sub-Collection Agent) or any LEC to comply with any appli-cable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                                      (iii) the failure to vest and maintain
         vested (x) in the Company and/or the Bank Investors, an undivided first priority, perfected percentage ownership interest, to the extent of the Transferred Interest, in the Affected Assets free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Company and/or the Bank Investors, in the Transferor's interest in the Affected Assets as contemplated pursuant to Section 10.11, free and clear of any Adverse Claim;

                                       (iv) the failure to file, or any delay in
         filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

                                        (v) any dispute, claim, offset or
         defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                                       (vi) any failure of the Collection Agent
         (if an Affiliated Entity) to perform its duties or obligations in accordance with the provisions hereof or of any LEC to perform its obligations under any LEC Agreement;

                                      (vii) any products liability claim; tort
         claim, or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with goods, merchandise, inventory or services which are the subject of any Receivable or Contract;

                                     (viii) the transfer of an ownership
         interest hereunder to the Agent in any Receivable other than an Eligible Receivable;

                                       (ix) the failure by the Transferor or the
         Collection Agent or any Sub-Collection Agent (in each case, to the extent an Affiliated Entity) to comply with any term, provision or covenant contained in this Agreement, the Receivables Purchase Agreement, the Parent Support Agreement or any of the other
         Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts; it being understood and agreed that for purposes of this clause (ix) and the existence of an indemnifiable claim hereunder, any limitation contained in any covenant or undertaking relating to the occurrence or reasonable expectation of the occurrence of a Material Adverse Effect shall be disregarded;

                                        (x) the Coverage Percentage exceeding
         the Maximum Coverage Percentage at any time on or prior to the Termination Date;

                                       (xi) the failure of the Transferor or any
         of the Sellers to pay when due any taxes, including without limitation, sales, excise or personal property taxes or surcharges payable in connection with any of the Receivables;

                                      (xii) any repayment by any Indemnified
         Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made (other than in connection with the discharge in bankruptcy of an Obligor);

                                     (xiii) the commingling by the Transferor,
         any of the Sellers or the Collection Agent (if an Affiliated Entity) of Collections of Receivables at any time (whether or not permitted hereunder or under any of the other Transaction Documents) with other funds;

                                      (xiv) any investigation, litigation or
         proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or any of the Sellers, the ownership or maintenance of Transferred Interests, or any Receivable, Related Security or Contract, other than any of the foregoing relating to (x) any such Indemnified Party's authority, ability, capacity or qualification to enter into the transactions contemplated hereunder and under the other Transaction Documents or
         (y) any costs, fees and expenses incurred in connection with any proceeding for the collection of any Receivable from the Obligor thereof);

                                    (xv)  the failure of any Lock-Box Bank or
         any bank at which any Permitted Unblocked Accounts are maintained to remit any amounts held in the Lock-Boxes, the Lock-Box Accounts or the Permitted Unblocked Accounts, as applicable, pursuant to the instructions of the Collection Agent, the Transferor, any applicable Seller or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise;

                                   (xvi)  any failure of the Transferor to
         give reasonably equivalent value to the applicable Seller in consideration of the purchase by the Transferor from such Seller of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

                                  (xvii)  any action taken by the Transferor,
         any of the Sellers, the Collection Agent (if an Affiliated Entity) or any LEC in the enforcement or collection of any Receivable;

                                   (xix)  the amendment, modification or
         termination of any LEC Agreement or any Tariff relating to or affecting any Receivable in existence prior to the effective date of any such amendment, modification or termination, unless previously consented to by the Agent;

                                    (xx)  any failure by any Seller to perform
         its obligations under any LEC Agreement to which it is a party;

                                   (xxi)  any set-off against any of the
         Affected Assets by any LEC other than in respect of the non-collection of any delinquent or uncollectible LEC Receivables;

                                  (xxii)  any reductions in the amount of a
         Government Receivable, or the Related Security with respect thereto, as a result of the non-appropriation therefor by the Obligor thereon or the termination thereof for convenience, or the inability to collect any Government Receivable or Related Security from any such Obligor, whether as a result of the non-compliance by the applicable Seller and/or the Transferor with the Assignment of Claims Act, 31 U.S.C. Sections 3727 et seq. (1982) and 41 U.S.C. Sections 15 et seq.(1982) (in each case, as amended), whether or not such compliance is required hereunder or under the Receivables Purchase Agreement, or otherwise; or

                                  (xxiii) the inability to obtain jurisdiction
         over or enforce any Foreign Receivable against the Obligor thereon, or the assertion by any Person of an Adverse Claim in any Foreign Receivable equal or superior in priority to the interests of the Agent, the Company and the Bank Investors therein;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferor, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Transferor, any of the Sellers or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferor and not attributable to the Transferor, any of the Sellers or the Collection Agent, such Other Transferor shall be solely liable for such Indemnified Amounts. Any demand for indemnification by any Indemnified Party pursuant to this Section 8.1 shall be made by delivery of a certificate from the Indemnified Party to the Transferor and the Agent setting forth the amount and the calculation (in reasonable detail, which calculation shall be conclusive and binding absent manifest error) of the Indemnified Amount and the nature of such claim. Any such amounts shall be payable within ten (10) days after such Indemnified Party's demand therefor.

                 SECTION 8.2.     Indemnity for Taxes, Reserves and Expenses.
(a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                                  (i)  shall subject any Indemnified Party to
         any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction
         Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support fur-nished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

                                  (ii)  shall impose, modify or deem applicable
         any reserve, special deposit or similar requirement (including, without limitation, any such re quirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

                                  (iii)  imposes upon any Indemnified Party any
         other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, then, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

                          (b)  If any Indemnified Party shall have determined
that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, re quest or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                          (c)  The Agent will promptly notify the Transferor of
any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 8.2. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

                          (d)  Anything in this Section 8.2 to the contrary
notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferor, the Company shall allocate the liability for any amounts under this Section 8.2 which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider ("Section 8.2 Costs") to the Transferor and each Other Transferor; provided, however, that if such Section 8.2 Costs are attributable to the Transferor, any of the Sellers or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section
8.2 Costs are attributable to Other Transferor and not attributable to the Transferor, any of the Sellers or the Collection Agent, such Other Transferor shall be solely liable for such Section 8.2 Costs.

                          (e)  Notwithstanding anything contained in this
Section 8.2 to the contrary, no Indemnified Party shall have any right to indemnification for any Section 8.2 Cost in respect of which no demand shall have been made to the Transferor for indemnification therefor within 180 days after such Indemnified Party shall have acquired actual knowledge of its incurrence thereof. In addition, the Transferor shall have the right to cause any Bank Investor that makes any demand for indemnification of any Section 8.2 Cost to assign all of its rights, title, interests and Commitment hereunder and under the Liquidity Provider Agreement to a commercial bank designated by the Transferor and (x) having a short-term debt rating of at least "A-2" and "P-2" by S&P and Moody's, respectively, and (y) that is reasonably acceptable to the Agent, the Administrative Agent and the Company. Any such assignment shall be effected in accordance with Section 9.7.

                 SECTION 8.3. Taxes. All payments made hereunder by the Transferor or the Collection Agent (each, a "payor") to the Company, any Bank Investor, or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net or gross income or net or gross receipts and taxes in the nature of branch profits taxes (collectively, the "Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

                          (a)  pay directly to the relevant authority the full
amount required to be so withheld or deducted;

                          (b)  promptly forward to the Agent an official
receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                          (c)  pay to the recipient such additional amount or
amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

                          Moreover, if any Taxes are directly asserted against
any Indemnified Party with respect to any payment received by such Indemnified Party hereunder or under any of the other Transaction Documents, the Liquidity Provider Agreement or any Credit Support Document, such Indemnified Party may pay such Taxes and the payor will promptly pay such additional amounts

(including any penalties, interest or expenses) as shall be necessary in order that the net amount received by such Indemnified Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Indemnified Party would have received had such Taxes not been asserted.

                          If the payor fails to pay any Taxes when due to the
appropriate taxing authority or fails to remit to the Indemnified Party the required receipts or other required documentary evidence, the payor shall indemnify the Indemnified Party for any incremental Taxes, interest, or penalties that may become payable by any Indemnified party as a result of any such failure.

                          Any of the Agent or the Bank Investors that is not
created or organized under the laws of the United States or a political subdivision thereof shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Transferor (with, in the case of each Bank Investor, a copy to the Agent) (i) upon becoming a party hereto pursuant to Section 9.7 or otherwise, two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form 4224, Form 1001 or W-8 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Transferor or the Collection Agent to make payments hereunder for the account of the Agent or such Bank Investor, as the case may be, without deduction or withholding of United States Federal income or similar taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 8.3, copies (in such numbers as may from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Transferor or the Collection Agent to make payments hereunder for the account of the Agent or such Bank Investor, as the case may be, without deduction or withholding of United States Federal income or similar taxes. No Indemnified Party shall be entitled to assert any of rights or benefits of this Section 8.3 at any time that it is not in compliance with the terms of this paragraph.

                          Anything in this Section 8.3 to the contrary
notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferor, the Company shall allocate the liability for any Taxes or other amounts due under this Section 8.3, if any, which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider among the Transferor and each Other

Transferor; provided, however, that if such Taxes are attributable to the Transferor, any of the Sellers or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Taxes or if such Taxes are attributable to any Other Transferor and not attributable to the Transferor, any of the Sellers or the Collection Agent, such Other Transferor shall be solely liable therefor.

                          Any demand for indemnification for any Taxes or other
amounts by any Indemnified Party pursuant to this Section 8.3 shall be made by delivery of a certificate from the Indemnified Party to the Transferor and the Agent setting forth the amount and the calculation (in reasonable detail, which calculation shall be conclusive and binding absent manifest error) of the Indemnified Amount and the nature of such claim. Any such amounts shall be payable within ten (10) days after such Indemnified Party's demand therefor.

                 Notwithstanding anything contained in this Section 8.3 to the contrary, no Indemnified Party shall have any right to indemnification for any of the amounts described herein in respect of which no demand shall have been made to the Transferor for indemnification therefor within 180 days after any such amount for which such Indemnified Party shall be entitled to indemnification hereunder shall have been assessed against (and the Indemnified Party shall have received notice of such assessment) or was actually incurred by the Indemnified Party.

                 SECTION 8.4.     Other Costs, Expenses and Related Matters.
(a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Indemnified Parties harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of any of the Indemnified Parties) or intangible, documentary or recording taxes incurred by or on behalf of any of the Indemnified Parties (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto or thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with any of the Indemnified Parties' enforcement or preservation of rights under the Transaction Documents (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or
(c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively,

"Transaction Costs"). Any demand for indemnification for any Taxes or other amounts by any Indemnified Party pursuant to this Section 8.4 shall be made by delivery of a certificate from the Indemnified Party to the Transferor and the Agent setting forth the amount and the calculation of the Indemnified Amount (in reasonable detail, which calculation shall be conclusive and binding absent manifest error) and the nature of such claim. Any such amounts shall be payable within ten (10) days after such Indemnified Party's demand therefor. Notwithstanding anything contained in this Section 8.4(a) to the contrary, no Indemnified Party shall have any right to indemnification for any of the amounts described herein in respect of which no demand shall have been made to the Transferor for indemnification therefor within 180 days after such Indemnified Party shall have acquired actual knowledge of its incurrence thereof.

                          (b)  The Transferor shall pay the Agent, for the
account of the Company and the Bank Investors, as applicable, on demand any Early Collection Fee due on account of the reduction for any reason whatsoever of a Tranche on a day prior to the last day of its Tranche Period, other than any such reduction occurring as a result of a Non-Fee Termination Event.

                 SECTION 8.5.     Reconveyance Under Certain Circumstances.
(a) The Transferor agrees to accept the reconveyance from the Agent, on behalf of the Company and/or the Bank Investors, of the Transferred Interest if the Agent notifies the Transferor of a material breach of any representation or warranty made or deemed made pursuant to Section 3.1(a), 3.1(b) or 3.1(c) of this Agreement and the Transferor shall fail to cure such breach within 15 days of such notice. The reconveyance price shall be paid by the Transferor to the Agent, for the account of the Company and the Bank Investors, as applicable, in immediately available funds on such 15th day, in an amount equal to the Aggregate Unpaids.

                 (b) The Transferor agrees to accept the reconveyance from the Agent, on behalf of the Company and/or the Bank Investors, of the Transferred Interest in those Receivables as to which the Agent notifies the Transferor that any of the representations and warranties made or deemed made pursuant to
Section 3.1(d), 3.1(j) or 3.1(l) of this Agreement are not true with respect thereto and the Transferor shall fail to cure such breach within 3 days of such notice. The reconveyance price for such Receivables shall be equal to the product of the Percentage Factor at such time and aggregate Outstanding Balance of all such affected Receivables, plus all accrued but unpaid Discount and Servicing Fees with respect thereto.


                                   ARTICLE IX

                           THE AGENT; BANK COMMITMENT


                 SECTION 9.1.     Authorization and Action.
(a) The Company and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, the Company and each Bank Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that the Company or a Bank Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party or assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Company and the Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, that Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors. The Agent shall not, without the prior written consent of all Bank Investors, agree to
(i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Discount or fees payable hereunder to the Bank Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement, the Receivables Purchase Agreement or the Parent Support Agreement relating to the timing of payments required to be made by the Transferor, the Sellers or the Parent hereunder or thereunder or the application of the proceeds of such payments, (D) the appointment of any Person (other than the Agent) as successor Collection Agent, (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein), or (F) modifying any of the obligations of the Parent under the Parent Support Agreement. The Agent shall not agree to any amendment of this Agreement which increases the dollar amount of a Bank Investor's Commitment without the prior consent of such Bank Investor. In addition, the Agent shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the Majority Investors. "Majority Investors" shall mean, at any time, (i) those Bank Investors which hold Commitments aggregating in excess of 51% of the Maximum Net Investment as of such date and
(ii) the Company, to the extent that either (x) the Company has any Net Investment at such time or (y) the Company has no Net Investment at such time but the Reinvestment Termination Date has not yet occurred. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

                          (b)  The Agent shall exercise such rights and powers
vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                 SECTION 9.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Transferor or any of the Sellers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Company or any Bank Investor and shall not be responsible to the Company or any Bank Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Transferor, the

Collection Agent, the Sellers or the Parent or to inspect the property (including the books and records) of the Transferor, the Collection Agent, the Sellers or the Parent; (iv) shall not be responsible to the Company or any Bank Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall not be responsible to the Company or to any of the Bank Investors for the existence, value or sufficiency of any of the Affected Assets or to ascertain the Transferor's or any of the Sellers' compliance with any of the Contracts or any LEC Agreement, and (vi) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

                 SECTION 9.3. Credit Decision. The Company and each Bank Investor acknowledges that it has, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer of any undivided ownership interest in the Affected Assets hereunder. The Company and each Bank Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

                 SECTION 9.4. Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Transaction Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees and expenses) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor.

                 SECTION 9.5. Successor Agent. The Agent may resign at any time by giving written notice thereof to each Bank Investor, the Company and the Transferor and may be removed at any time for cause by the Majority Investors. Upon any such resignation or removal, the Company and the Majority Investors shall appoint a successor Agent. The Company and the Bank Investors each agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

                 SECTION 9.6. Payments by the Agent. All amounts received by the Agent on behalf of the Bank Investors or any of them shall be paid by the Agent to the Bank Investors (at their respective accounts specified to the Agent from time to time) in accordance with their respective related pro rata interests in the Net Investment (unless specifically allocated to the Bank Investors or any of them differently pursuant to the terms hereof, in which case, such amounts shall be paid in accordance with such different allocation to the applicable Bank Investors entitled thereto) on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the applicable Bank Investors entitled thereto on such Business Day, but, in any event, shall pay such amounts to the Bank Investors not later than the following Business Day.

                 SECTION 9.7.     Bank Commitment; Assignment to Bank
Investors.

                          (a)  Bank Commitment.  At any time on or prior to the
Termination Date, in the event that the Company does not effect an Incremental Transfer as requested under Section 2.2(a), then the Transferor shall have the right to require the Company to assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 9.7. In addition, at any time on or prior to the Termination Date (i) upon the occurrence of a Termination Event or (ii) upon the Company's giving of a notice of the Reinvestment Termination Date, the Transferor hereby requests and directs that the Company assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 9.7 and, in each case, the Transferor hereby agrees to pay the amounts described in Section 9.7(d) above. Provided that (i) the Net Asset Test is satisfied and (ii) the Transferor shall have paid to the Company all amounts due as described in Section 9.7(d) hereof, upon any such election by the Company or any such request by the Transferor, the Company shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of the Company's obligations hereunder. In connection with any assignment from the Company to the Bank Investors pursuant to this
Section 9.7, each Bank Investor shall, on the date of such assignment, pay to the Company an amount equal to its Assignment Amount. In addition, at any time on or prior to the Termination Date, the Transferor shall have the right to request funding under this Agreement directly from the Bank Investors; provided that at such time all conditions precedent set forth herein for an Incremental Transfer shall be satisfied; and provided; further that in connection with such funding by the Bank Investors, the Bank Investors shall have theretofore or concurrently therewith accepted the assignment of all of the Company's interest in the Net Investment and assumed all of the Company's obligations hereunder. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any additional Incremental Transfers hereunder.

                          (b)  Assignment.  No Bank Investor may assign all or
any portion of its interests in the Net Investment, the Receivables, or the Collections, Related Security and Proceeds with respect thereto or its rights and obligations hereunder to any Person unless approved in writing by the Agent and the Transferor, which consent, in the case of the Transferor, shall not be unreasonably withheld. In the case of an assignment by the Company to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit F attached hereto, duly executed, assigning to the assignee a pro rata interest in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to effect Incremental Transfers under Section 2.2(a) in accordance with the terms thereof, notwithstanding that the Company was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of "Reinvestment Termination Date", notwithstanding that the Company had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Transferor and shall have been accepted by the Agent. All costs and expenses of the Agent, the Liquidity Provider, NationsBank (including, in all cases, in its capacity as an assignor or assignee) and, to the extent such assignment was requested by or caused by the Transferor, the assignor and assignee, in each case, incurred in connection with any assignment hereunder shall be borne by the Transferor. In all other cases, the Transferor shall not be liable for any such costs or expenses of the assignor or assignee, other than NationsBank in its capacity as such. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

                          (c)  Effects of Assignment.  By executing and
delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, the Sellers or the Collection Agent or the performance or observance by the Transferor, the Sellers, the Parent or the Collection Agent of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the Parent Support Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) the assignor makes no representations and assumes no liability for the existence, value or sufficiency of any of the Affected Assets or the performance or observance by any of the Sellers or the Transferor of any of their respective obligations, if any, under any Contract or any LEC Agreement, (iv) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement, the Parent Support Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (v) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

                          (d)  Transferor's Obligation to Pay Certain Amounts;
Additional Assignment Amount. The Transferor shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 9.7, an aggregate amount equal to all accrued but unpaid Discount through the effective date of assignment, plus the Early Collection Fee, plus all other Aggregate Unpaids (other than the Net Investment). To the extent that such Discount (or the Early Collection Fee, if applicable) relates to interest or discount on Commercial Paper issued to fund the Net Investment, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

                          (e)  Administration of Agreement After Assignment.
After any assignment by the Company to the Bank Investors pursuant to this
Section 9.7 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

                          (f)  Payments.  After any assignment by the Company
to the Bank Investors pursuant to this Section 9.7, all payments to be made hereunder by the Transferor or the Collection Agent to the Bank Investors shall be made to the Agent's account as such account shall have been notified to the Transferor and the Collection Agent.

                          (g)  Downgrade of Bank Investor.  (i) If, at any time
prior to any assignment by the Company to the Bank Investors as contemplated pursuant to this Section 9.7, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, and the Agent shall so request, then such Bank Investor shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution acceptable to the Agent and the Company (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon the request of the Agent shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution acceptable to the Agent and the Company (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to accept the assignment of such Bank

Investor's Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 9.7. Such Bank Investor shall be obligated to pay to the Company, in connection with such assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to the interest component of the Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably determined by the Agent. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, (x) the aggregate available amount of the Maximum Net Investment, solely as it relates to new Incremental Transfers by the Company, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor and (y) the Inactive Commitment shall be reduced by such downgraded Bank Investor's Pro Rate Share thereof (as determined prior to any such default by such Bank Investor); it being understood and agreed, that nothing in this sentence or the preceding two sentences shall effect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

                                  (ii) If, at any time after any assignment by
the Company to the Bank Investors as contemplated pursuant to this Section 9.7, the short term debt rating of any Bank Investor shall be "A-3" or "P-3" from Standard & Poor's or Moody's, respectively, with negative credit implications, and the Transferor shall so request, then such Bank Investor shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution acceptable to the Agent (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications).

                                   ARTICLE X

                                 MISCELLANEOUS


                 SECTION 10.1. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been indefeasibly paid in full and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Agent, the Company, the Bank Investors and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in
Section 10.8 and 10.9
hereof, shall be continuing and shall survive any termination of this Agreement.

                 SECTION 10.2. Waivers; Amendments. No failure or delay on the part of the Agent, the Company, the Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Transferor, the Agent and, except as expressly otherwise provided herein, the Majority Investors; it being expressly agreed that, to the extent the Agent determines that there has been no other material revision to the other provisions of the Revolving Credit Agreement since the date upon which the financial covenants set forth on Annex I hereto had last been amended, supplemented or otherwise modified hereunder, the Agent and the Transferor may, without the consent of the Majority Investors, amend, supplement or otherwise modify the provision of Annex I hereto in any manner (including, without limitation, adding financial covenants thereto or deleting or modifying any of the financial covenants thereunder) to make the Financial Covenant Termination Events hereunder substantively identical to the financial covenants set forth in the Revolving Credit Agreement.

                 SECTION 10.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received, (ii) if given by mail, three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes the Agent, the Company and/or the Bank Investors to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Agent, the Company and/or the Bank Investors, as applicable, in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Agent a written confirmation of each telephonic





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
notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Agent, the Company and/or the Bank Investors, the records of the Agent, the Company and/or the Bank Investors, as applicable, shall govern absent manifest error.

                          If to the Company:

                               Enterprise Funding Corporation
                               c/o Merrill Lynch Money Markets Inc.
                               World Financial Center--South Tower
                               225 Liberty Street
                               New York, New York  10080
                               Telephone:  (212) 236-7200
                               Telecopy:   (212) 236-7584

                               (with a copy to the Administrative Agent)

                          If to the Transferor:

                               LCI SPC I, Inc.
                               8180 Greensboro Drive, Suite 900
                               McLean, Virginia  22102
                               Attn:  Karen Perry
                               Telephone:  (703) 610-4840
                               Telecopy:   (703) 714-1733

                               Payment Information:
                               The First National Bank of Chicago
                               One First National Plaza
                               Chicago, Illinois  60670
                               ABA No.:  071-000-013
                               Account No.: 5563925
                               Reference: LCI SPC I, Inc.

                          With a copy to:

                               Willkie, Farr & Gallagher
                               One CitiCorp Center
                               153 E. 53rd Street
                               New York, New York  10022
                               Attn:  Richard Sammis, Esq.
                               Telephone:  (212) 821-8263
                               Telecopy:  (212) 821-8111

                          If to the Collection Agent:

                               LCI International Telecom Corp.
                               8180 Greensboro Drive, Suite 800
                               McLean, Virginia  22102
                               Attn:  John J. Dillon
                               Telephone:  (703) 848-4490
                               Telecopy:   (703) 918-4660

                          With a copy to:

                               Willkie, Farr & Gallagher
                               One CitiCorp Center
                               153 E. 53rd Street
                               New York, New York  10022
                               Attn:  Richard Sammis, Esq.
                               Telephone:  (212) 821-8263
                               Telecopy:  (212) 821-8111

                          If to the Collateral Agent:

                               NationsBank, N.A.
                               NationsBank Corporate Center--10th Floor
                               100 N. Tryon Street
                               Charlotte, North Carolina  28255
                               Attention:  Michelle M. Heath--
                                             Structured Finance
                               Telephone:  (704) 386-7922
                               Telecopy:   (704) 388-9169

                          If to the Agent:

                               NationsBank, N.A.
                               NationsBank Corporate Center--10th Floor
                               100 N. Tryon Street
                               Charlotte, North Carolina  28255
                               Attention:  Michelle M. Heath--
                                             Structured Finance
                               Telephone:  (704) 386-7922
                               Telecopy:   (704) 388-9169

                          If to the Administrative Agent:

                               NationsBank, N.A.
                               NationsBank Corporate Center--10th Floor
                               100 N. Tryon Street
                               Charlotte, North Carolina  28255
                               Attention:  Michelle M. Heath--
                                             Structured Finance
                               Telephone:  (704) 386-7922
                               Telecopy:   (704) 388-9169

                 If to the Bank Investors, at their respective addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which any such Person became a party hereto.

                 SECTION 10.4. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; INTEGRATION.

                          (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS DISTINGUISHED FROM THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE TRANSFEROR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 10.4 SHALL AFFECT THE RIGHT OF THE COMPANY, ANY BANK INVESTOR, THE AGENT OR THE ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE TRANSFEROR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

                          (b)  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY
RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

                          (c)  This Agreement and the other Transaction
Documents contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof superseding all prior oral or written understandings.

                          (d)  The Transferor and LCI Telecom, in its capacity
as the Collection Agent hereunder, each hereby appoint CT Corporation System located at 1633 Broadway, New York, New York, 10019 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by the Company, the Agent, any Bank Investor, the Collateral Agent or any assignee of any of them.

                 SECTION 10.5. Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 10.6. Successors and Assigns. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor, any of the Sellers, nor the Parent may assign any of its respective rights or delegate any of its duties hereunder, under the Receivables Purchase Agreement, under the Parent Support Agreement or under any of the other Transaction Documents to which any such Person is a party without the prior written consent of the Agent. No provision of this Agreement shall in any manner restrict the ability of the Company or any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

                 (b) The Transferor hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider. In addition, the Transferor hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the Collateral Agent.

                 SECTION 10.7. Waiver of Confidentiality. The Transferor and the Collection Agent each hereby consents to the disclosure of any non-public information with respect to it received by the Company, the Agent, any Bank Investor, the Liquidity Provider or the Administrative Agent to (i) any of the Company, the Agent, any nationally recognized rating agency rating the Company's Commercial Paper, the Administrative Agent, the Collateral Agent, any Bank Investor or potential Bank Investor, the Liquidity Provider or the Credit Support Provider in relation to this Agreement, (ii) any of the foregoing's auditors, attorneys, employees, financial advisors; provided such Persons are made aware of the confidential nature thereof, (iii) any Official Body having authority over any of the foregoing to the extent required to do so under law or subpoena; (iv) any such other Person as is otherwise required by law or a court of competent jurisdiction, and (v) any assignee or participant or any potential assignee or participant; and provided such Persons are made aware of the confidential nature thereof. None of the Company, the Agent, any Bank Investor, the Liquidity Provider or the Administrative Agent shall use any such confidential information other than in connection with administration of this Agreement and the other Transaction Documents, the transactions contemplated hereunder or thereunder, and any other transactions, proceedings of circumstances relating hereto or thereto, unless otherwise consented to by the Transferor.

                 SECTION 10.8. Confidentiality Agreement. (a) Each of the Transferor and the Collection Agent hereby agrees that it will not disclose the contents of this Agreement or any of the other Transaction Documents or any other proprietary or confidential information of the Company, the Agent, the Administrative Agent, the Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors and any nationally recognized rating agency rating its debt, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) as otherwise required by applicable law (including, the filing thereof with the Securities Exchange Commission to the extent reasonably deemed to be required in accordance with the Securities Exchange Act of 1934, as amended) or order of a court of competent jurisdiction, or (iii) which is already in the public domain other than as a result of the breach by the Transferor and/or the Collection Agent of the provisions of this Section 10.8.

                 (b) Each of the Company, the Agent and the Bank Investors hereby agrees that it will not disclose any information provided to it by any of the Affiliated Entities which is clearly marked as being confidential to any other Person except (i) to the Company, the Agent, any Bank Investor or any Liquidity Provider or, in each case, any assignee, potential assignee, participant or potential participant thereof or therewith, provided, that any such recipient is made aware of the highly confidentiality nature of such information, (ii) its auditors and attorneys, employees or financial advisors and any nationally recognized rating agency rating its debt, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (iii) any regulatory agency, body or other Official Body regulating or having jurisdiction over any such Person, provided, such agency, body or other Official Body is informed of the highly confidential nature of such information, (iii) as otherwise required by applicable law or order of a court of competent jurisdiction, (iv) in connection with any legal proceeding or threatened legal proceeding to which such Person is a party; or (v) which is already in the public domain other than as a result of the breach by any such Person bound by the terms of this Section 10.8(b) of the provisions of this
Section 10.8(b).

                 SECTION 10.9. No Bankruptcy Petition Against the Company. Each of the Transferor and the Collection Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                 SECTION 10.10. No Recourse Against Stockholders, Officers or Directors. No recourse under any obligation, covenant or agreement of the Company contained in this Agreement or the other Transaction Documents shall be had against Merrill Lynch Money Markets Inc. (or any affiliate thereof), or any stockholder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement and the other Transaction Documents are solely the corporate obligations of the Company, and that no personal liability whatsoever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof), or the stockholders, officers or directors of the Company, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained herein or therein, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill Lynch Money Markets Inc. (or any affiliate thereof) and every such stockholder, officer or director of the Company is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

                 SECTION 10.11. Characterization of the Transactions Contemplated by the Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Company and the Bank Investors, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Company and the Bank Investors, and the Transferor hereby grants to the Agent, on behalf of the





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
Company and the Bank Investors, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Sellers with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Agent, on behalf of the Company and the Bank Investors, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Sellers with respect to the Receivables. The Transferor agrees that it shall not give any consent or waiver required or permitted to be given under the Receivables Purchase Agreement without the prior consent of the Agent.

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                                     -127-

                IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.


                               ENTERPRISE FUNDING CORPORATION,
                                 as Company


                               By:  /s/ STEWART CUTTER
                                   ---------------------------------------------
                                   Name:  Stewart Cutter
                                   Title: Vice President


                               LCI SPC I, INC., as Transferor


                               By:  /s/ JOHN J. DILLON
                                  ----------------------------------------------
                                  Name:  John J. Dillon
                                  Title:  Vice President


                               LCI INTERNATIONAL TELECOM CORP.,
                                 as Collection Agent


                               By:  /s/ JOHN J. DILLON
                                  ----------------------------------------------
                                  Name:  John J. Dillon
                                  Title:  Vice President - Finance
                                           and Treasurer


         Commitment            NATIONSBANK, N.A., as Agent and
         ----------              as the sole initial Bank Investor
         $150,000,000


                               By:  /s/ MICHELLE M. HEATH
                                  ----------------------------------------------
                                  Name:   Michelle M. Heath
                                  Title:  Vice President





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